                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                            ACT MANUFACTURING, INC.,
                                       AND
                              CMC INDUSTRIES, INC.,
                               (the "Borrowers"),

                    ACT MANUFACTURING SECURITIES CORPORATION
                          (the "Subsidiary Guarantor"),

                      THE LENDING INSTITUTIONS PARTY HERETO
                                (the "Lenders"),

                                       and

                            THE CHASE MANHATTAN BANK,
       as Administrative, Documentation, Collateral and Syndication Agent
                                  (the "Agent")

                            Dated as of July 29, 1999

--------------------------------------------------------------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 29, 1999 among ACT MANUFACTURING, INC., a Massachusetts corporation ("ACT"), and CMC Industries, Inc., a Delaware corporation ("CMC"), as joint and several borrowers, ACT MANUFACTURING SECURITIES CORPORATION, a Massachusetts corporation (the "Subsidiary Guarantor"), the financial institutions identified on Schedule I hereto (the "Initial Lenders"), and such other financial institutions as may from time to time become parties hereto, as lenders, and THE CHASE MANHATTAN BANK, as administrative, documentation, collateral and syndication agent for the Lenders (in such capacities, together with its successors in such capacities, the "Agent").

      ACT and the Subsidiary Guarantor are currently parties to a Credit Agreement dated as of October 14, 1998, as amended, with certain of the Lenders and the Agent (the "Existing Chase Facility"). ACT and the Subsidiary Guarantor desire that the Existing Chase Facility be amended and restated to, among other things, add CMC as an additional "Borrower" and to increase the amount of the credit facilities. The Lenders party to the Existing Chase Facility and the Agent are willing to amend and restate the Existing Chase Facility, and the Initial Lenders are willing to extend credit to ACT and CMC, a portion of the proceeds of which will be utilized to refund and replace amounts owing under the Existing Chase Facility, all in accordance with the terms and conditions set forth in this Agreement. Accordingly, ACT, CMC, the Subsidiary Guarantor, the Lenders and the Agent hereby agree that the Existing Chase Facility shall be amended and restated in its entirety as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS

      Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Account" means any account receivable or right of the Borrowers or any of their Subsidiaries to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

      "Acquisition" means any transaction pursuant to which the Borrowers or any of their Subsidiaries: (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation (other than the Borrowers or any corporation which is then a Subsidiary of any Borrower), pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing; (b) makes any corporation a Subsidiary of any Borrower, or causes any such corporation to be merged into any Borrower or any Subsidiary, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of any Borrower or any Subsidiary, or a combination thereof; or (c) purchases all or substantially all of the business or assets of any corporation.

      "Adjusted Base Rate" means, for any day, an interest rate per annum (rounded upwards, if necessary), to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

      "Adjusted Eurodollar Rate" means, with respect to any Borrowing for any Eurodollar Interest Period, an interest rate per annum (rounded upwards, if necessary), to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Affiliate" means any Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, any Borrower.

      "Agent" has the meaning set forth in the preamble to this Agreement.

      "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Applicable Commitment Fee Rate" means a rate of interest per year (expressed in basis points), equal to:

      (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to ss. 6.08(d) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the Fiscal Quarter ending September 30, 2000, thirty-seven and one-half (37.5) basis points; and.

      (b) For each Applicable Commitment Fee Rate Period (as defined below) thereafter, the Applicable Commitment Fee Rate set forth below which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of the Applicable Commitment Fee Rate Period:

--------------------------------------------------------------------------------
                                             Applicable Commitment Fee Rate
   Total Funded Debt/EBITDA Ratio               in Basis Points per year
--------------------------------------------------------------------------------
      Greater than or equal to
      4.25:1.00                                           50
--------------------------------------------------------------------------------
      Greater than or equal to
      3.25:1.00 but less than
      4.25:1.00                                          37.5
--------------------------------------------------------------------------------
      Greater than or equal to
      2.50:1.00 but less than
      3.25:1.00                                           25
--------------------------------------------------------------------------------
      Greater than or equal to
      2.00:1.00 but less than
      2.50:1.00                                           25
--------------------------------------------------------------------------------
      Less than 2.00:1.00                                 10
--------------------------------------------------------------------------------

      Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default, the Applicable Commitment Fee Rate shall equal fifty (50) basis points.

      "Applicable Commitment Fee Rate Period" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to ss. 6.08(d) and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding the commencement of the next Applicable Commitment Fee Rate Period.

      "Applicable Margin" means the Base Rate Margin in respect of each Base Rate Loan and the Eurodollar Margin in respect of each Eurodollar Loan.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by the Agent in accordance with ss. 12.05 and in substantially the form of Exhibit G hereto.

      "Authorization Letter" means the letter agreement executed by the Borrowers in the form of Exhibit B hereto.

      "Availability" means, as of any date of determination thereof, the amount by which (a) the Borrowing Base exceeds (b) the sum of the outstanding amount of all Revolving Credit Loans, the Letter of Credit Exposure, all Reimbursement Obligations, the Foreign Exchange Exposure, the Interest Rate Protection Reserve and accrued interest, fees, charges and expenses.

      "Available Funds" means all deposits in the Collateral Account which shall have been made by 2:00 p.m. on a Banking Day, or such later time in any Banking Day as the Agent shall have expressly consented to.

      "Banking Day" means any day on which commercial banks are not authorized or are not required to be closed in New York, New York and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

      "Base Rate Loan" means any Loan hereunder bearing interest at a rate based upon the Adjusted Base Rate.

      "Base Rate Margin" means a rate of interest per year (expressed in basis points) equal to:

      (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to ss. 6.08(d) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the Fiscal Quarter ending September 30, 2000: (i) twenty-five (25) basis points for Revolving Credit Loans, and (ii) fifty (50) basis points for Term Loans; and

      (b) For each Base Rate Margin Period (as defined below) thereafter, the Base Rate Margin set forth below for Revolving Credit Loans or the Term Loans, as applicable, which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of such Base Rate Margin Period:

--------------------------------------------------------------------------------
                                     Base Rate Margin    Base Rate Margin
                                    for Revolving Loans   for Term Loans
          Total Funded Debt/EBITDA    in Basis Points     in Basis Points
                   Ratio                 per year            per year
--------------------------------------------------------------------------------
         Greater than or equal to
         4.25:1.00                          50                  75
--------------------------------------------------------------------------------
         Greater than or equal to
         3.25:1.00 but less than
         4.25:1.00                          25                  50
--------------------------------------------------------------------------------
         Greater than or equal to
         2.50:1.00 but less than
         3.25:1.00                          25                  50
--------------------------------------------------------------------------------
         Greater than or equal to
         2.00:1.00 but less than
         2.50:1.00                           0                  25
--------------------------------------------------------------------------------
         Less than 2.00:1.00                 0                   0
--------------------------------------------------------------------------------

      Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

      "Base Rate Margin Period" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to ss. 6.08(d) and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding the commencement of the next Base Rate Margin Period.

      "Borrowers" means ACT and CMC, jointly and severally, together with (i) any subsidiary of either ACT or CMC which, upon the request of ACT and upon the approval of the Agent and the Required Lenders, becomes a co-borrower hereunder pursuant to such documentation as the Agent shall reasonably request, and (ii) all of their respective successors and assigns; and "Borrower" means any one of the Borrowers.

      "Borrowing Base" means the sum in United States Dollars of the following determined as of the latest Borrowing Base Certificate delivered to the Agent:

            (a) up to 85% of the aggregate amount of Qualified Accounts, plus

            (b) the lesser of (i) $30,000,000 and (ii) the sum of:

                  (A) up to 60% of the aggregate amount of Qualified Designated Raw Material Inventory;

                  (B) up to 60% of the aggregate amount of Qualified Designated Finished Goods Inventory;

                  (C) the lesser of (1) up to 60% of the aggregate amount of Qualified Non-Designated Raw Material and Finished Goods Inventory and (2) $8,000,000; and

                  (D) the lesser of (1) up to 10% of the aggregate amount of Qualified Excess Inventory and (2) $1,500,000;

in each case as calculated by the Agent from time to time; provided, however, that the Agent, in its sole discretion, may on notice to the Borrowers redetermine the Borrowing Base including, but not limited to, reducing the percentages of Qualified Accounts, Qualified Designated Raw Material Inventory, Qualified Designated Finished Goods Inventory, Qualified Non-Designated Raw Material and Finished Goods Inventory, and Qualified Excess Inventory included in the Borrowing Base.

      "Borrowing Base Certificate" means and includes the Weekly Collateral Certificate delivered by the Borrowers to the Agent in substantially the form of Exhibit C and the Monthly Borrowing Base Certificate delivered by the Borrowers to the Agent in substantially the form of Exhibit D.

      "Capital Expenditures" means, for any fiscal period and in respect of any Person, the sum of (a) the dollar amount of gross expenditures made for fixed assets, real property, plant and equipment (including Capitalized Rentals), and all renewals, improvements and replacements thereto (but not repairs thereof), which are deemed to be capital expenditures in accordance with GAAP and which are incurred during such period, plus (b) and the dollar amount of all Rentals due for such fiscal period under operating leases with respect to fixed assets, real property, plant and equipment, entered into by such Person during such fiscal period.

      "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated or combined balance sheet of the lessee and its subsidiaries or related entities in accordance with GAAP.

      "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate present value of future Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.

      "Cash Equivalents" means any of the following, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Liens other than Liens created under the Security Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof: (b) insured certificates of deposit of, or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with, any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion; or (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $4,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

      "Casualty Event" means with respect to any property or asset of any person, any loss of or damage to, or any condemnation or other taking of, such property or asset for which such person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "Chase" means The Chase Manhattan Bank.

      "Chase Office" means the office of Chase at One Chase Square, Rochester, New York, 14643.

      "Closing Date" means the date this Agreement has been executed by the Borrowers, the Subsidiary Guarantor, the Initial Lenders and the Agent.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" has the same meaning as ascribed to such term in the Security Documents.

      "Collateral Account" means, collectively, any account of the Borrowers maintained at Chase as an account into which all proceeds of Collateral shall be deposited pursuant to and under the Security Agreements, as modified and amended from time to time, and pursuant to any Lock Box Agreement which the Borrowers or any of their Subsidiaries may enter into with Chase.

      "Control" and "Controls" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or holding or owning the power to vote, or possessing the power to direct any right to vote, or as an officer, director, employee or management consultant or other arrangement where there is the power to direct or cause the direction of the management and policies of a Person, and "Controlled" means to be under the Control of another Person.

      "Controlled Disbursements Account" means, collectively, the following accounts: ACT Manufacturing, Inc. account #6301-494-203-509 maintained at Chase with respect to ACT's Massachusetts operations, ACT Manufacturing, Inc. account #6301-494-203-509 maintained at Chase with respect to ACT's Georgia operations, CMC Industries, Inc. account #6301-503-730-509 maintained at Chase with respect to CMC's Mississippi operations, and any subsequent accounts of the Borrowers maintained at Chase as a zero balance, cash management account pursuant to and under controlled disbursement service agreements between the Borrowers and Chase, and through which all disbursements by the Borrowers and any designated Subsidiaries are made and settled on a daily basis with no uninvested balance remaining overnight.

      "Default" means any event, condition or act which, with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means a rate per annum equal to the Adjusted Base Rate plus 375 basis points.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" means for any fiscal period and in respect of any Person, the sum of (a) the net income of such Person for such period computed in accordance with GAAP, plus (b) the interest expense, of such Person for such period as reported on such Person's financial statements for such period, plus (c) the income tax expense of such Person for such period as reported on such Person's financial statements for such period, plus (d) the amount reported on the financial statements of such Person as the depreciation of the assets of such Person for such period computed in accordance with GAAP, plus (e) the amount reported on the financial statements of such Person as the amortization of intangibles assets of such Person for such period computed in accordance with GAAP, and plus
(f) all cash and non-cash extraordinary expenses and losses of such Person for such period computed in accordance with GAAP, minus (g) all cash and non-cash extraordinary or non-operating income and gains of such Person for such period, in each case as such item is used in the computation of such Person's net income for such period; provided that for purposes of calculating the consolidated EBITDA of the Borrowers and their Subsidiaries, the Borrowers shall be permitted to add back certain one-time expenses in the aggregate amount not in excess of $1,000,000 associated with the write-down of certain Mexican assets and certain expenses in the aggregate amount not in excess of $5,500,000 relating to the Merger Transaction incurred by the Borrowers in 1999, in each case, to the extent such expenses were deducted in computing the Borrowers' net income.

      "Effective Date" means the date on which all conditions under Article 4 shall be fully satisfied.

      "Eligible Assignee" means: (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000; and (h) any other Person approved by the Agent and the Borrowers, such approval not to be unreasonably withheld or delayed; provided that no such approval of the Borrowers shall be required after the occurrence and during the continuance of a Default); and provided further, that none of the Borrowers or any of their Affiliates shall qualify as an Eligible Assignee under this definition.

      "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991i, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17,
1986), as the same may be amended from time to time, and any other presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

      "Eurodollar Loan" means any Loan Tranche when and to the extent the interest rate therefor is determined on the basis of the "Eurodollar Rate."

      "Eurodollar Interest Payment Date" means with respect to any Eurodollar Loan the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan and each day prior to the last day of such Eurodollar Interest Period that occurs at intervals of three months' duration after the first day of such Eurodollar Interest Period.

      "Eurodollar Interest Period" means the period of time commencing on the day a Eurodollar Rate is made applicable to a Loan Tranche and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select pursuant to ss.ss. 2.07 and 2.08, provided that each such Eurodollar Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and provided that until such time as Chase completes its initial syndication of the Loans to a group of banks acceptable to Chase, the Borrowers shall not be entitled to select any Eurodollar Interest Period having a duration longer than one month.

      "Eurodollar Margin" means a rate of interest per year (expressed in basis points) equal to:

      (a) For the period from the date hereof through the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the Borrowers pursuant to ss. 6.08(d) of this Agreement and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the Fiscal Quarter ending September 30, 1999: (i) two hundred twenty-five (225) basis points for Revolving Credit Loans, and (ii) two hundred fifty (250) basis points for Term Loans; and

      (b) For each Eurodollar Margin Period (as defined below) thereafter, the Eurodollar Margin set forth below for Revolving Credit Loans or the Term Loans, as applicable, which corresponds to the Total Funded Debt/EBITDA Ratio of the Borrowers as of the commencement of such Eurodollar Margin Period:

--------------------------------------------------------------------------------
                                   Eurodollar Margin   Eurodollar Margin
                                  for Revolving Loans   for Term Loans
        Total Funded Debt/EBITDA    in Basis Points     in Basis Points
                 Ratio                 per year            per year
--------------------------------------------------------------------------------
       Greater than or equal to
       4.25:1.00                          250                 275
--------------------------------------------------------------------------------
       Greater than or equal to
       3.25:1.00 but less than
       4.25:1.00                          225                 250
--------------------------------------------------------------------------------
       Greater than or equal to
       2.50:1.00 but less than
       3.25:1.00                          200                 225
--------------------------------------------------------------------------------
       Greater than or equal to
       2.00:1.00 but less than
       2.50:1.00                          175                 200
--------------------------------------------------------------------------------
       Less than 2.00:1.00                150                 175
--------------------------------------------------------------------------------

      To the extent that a Eurodollar Margin Period commences during the pendency of a Eurodollar Interest Period for an existing Eurodollar Loan, the Eurodollar Margin shall remain the same for the remainder of the Eurodollar Interest Period for such existing Eurodollar Loan. Anything in the Agreement to the contrary notwithstanding, after the occurrence and during the continuance of any Event of Default and following a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

      "Eurodollar Margin Period" means each period beginning on the first Banking Day of the month following the date on which the Agent receives the Compliance Certificate required to be delivered by the

Borrowers pursuant to ss. 6.08(d) and the corresponding financial statements required to be delivered by the Borrowers pursuant to ss. 6.08(b) for the most recently ended Fiscal Quarter, and ending on the day immediately preceding the commencement of the next Eurodollar Margin Period.

      "Eurodollar Rate" means, with respect to any Eurodollar Loan for any Eurodollar Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Loan for such Eurodollar Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the Agent's principal London office in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Eurodollar Interest Period.

      "Event of Default" has the meaning given such term in ss. 9.01.

      "Existing Letters of Credit" mean the Letters of Credit issued by Chase under the Existing Chase Facility and outstanding on the Effective Date, all of which Existing Letters of Credit are identified on Schedule 2.01(c) hereto.

      "Facility Documents" means this Credit Agreement, the Notes, the Authorization Letter, all Letter of Credit documents, all Interest Rate Protection Agreements, all foreign exchange contracts and agreements between Chase and the Borrowers or any of their Subsidiaries, all Security Documents, and any other agreement between any of the Credit Parties and Chase which by its terms provides that it is to be deemed a Facility Document hereunder.

      "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

      "Fiscal Month" means each fiscal month of the Borrowers.

      "Fiscal Quarter" means each of the fiscal three month periods commencing on the first day of the Fiscal Year and on the first day of each subsequent fiscal three month period.

      "Fiscal Year" means the fiscal year period of the Borrowers, each of which shall end on the thirty-first of December of each year. "FY" followed by a year means the Fiscal Year ending in that year.

      "Fixed Charge Coverage Ratio" means the ratio of the following computed for any fiscal period in respect of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP: (a) an amount equal to (i) EBITDA for such period, minus (ii) cash taxes for such period, minus (iii) all extraordinary cash charges, as computed in accordance with GAAP, incurred during such period, minus (iv) Unfunded Capital Expenditures, to (b) an amount equal to the sum of (i) the scheduled principal payments in respect of Long Term Indebtedness during such fiscal period plus (ii) cash interest expense for such fiscal period.

      "Foreign Exchange Exposure" means, on any date of determination thereof, an amount (in United States dollars calculated on the basis of the applicable currency exchange rates in effect on such date) equal to the greater of (i) 15% of the aggregate dollar amount of all Foreign Exchange Obligations of the Borrowers and their Subsidiaries as of such date, and (ii) the net exposure of the Borrowers and their Subsidiaries in respect of all Foreign Exchange Obligations as of such date computed as if all underlying foreign exchange contracts and agreements were terminated or declared to be in default as of such date (after giving effect to all applicable netting provisions).

      "Foreign Exchange Obligations" means all obligations of the Borrowers or their Subsidiaries pursuant to and under any and all foreign exchange contracts and agreements to which any Borrower or any Subsidiary is a party as of any date of computation as if such foreign exchange agreement were to be terminated or declared to be in default on such date (after giving effect to any netting provisions).

      "Foreign Intercompany Equity" means equity contributions made by the Borrowers or any Guarantor (as the case may be) to the Foreign Subsidiaries.

      "Foreign Intercompany Indebtedness" means Indebtedness of the Foreign Subsidiaries to the Borrowers or any Guarantor (as the case may be) in respect of loans made by the Borrowers or any Guarantor (as the case may be) to the Foreign Subsidiaries.

      "Foreign Subsidiaries" means collectively (i) Advanced Component Technologies Limited, an entity organized under the laws of Ireland, (ii) the Mexican Subsidiaries, (iii) CMC Industries, Inc. Taiwan Branch (U.S.A.), an entity organized under the laws of Taiwan, and such other corporations, partnerships or limited liability companies organized under the laws of any jurisdiction other than the United States, as may become Subsidiaries of the Borrowers from time to time with the approval of the Required Lenders.

      "Funded Indebtedness" means, in respect of any Person, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), (b) all payments in respect of item (a) above that were required to be made within one year prior to the date of any determination of Funded Indebtedness, if the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (c) all Capitalized Rentals of such Person, and (d) interest-bearing Indebtedness for borrowed money (other than Long Term Indebtedness) having a maturity of less than one year.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in ss.
5.05 (except for changes concurred in by the Borrowers' independent public accountants).

      "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or
(ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

      "Guarantors" means the Subsidiary Guarantor and any other Person who from time to time agrees to guaranty the obligations of the Borrowers hereunder by executing and delivering to the Agent a Loan Guaranty, together with all of their successors and assigns.

      "Hazardous Materials" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

      "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

      "Interest Coverage Ratio" means the ratio of the following computed for any fiscal period in respect of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP: (a) an amount equal to (i) EBITDA for such fiscal period minus (ii) Unfunded Capital Expenditures for such fiscal period, to (b) cash interest expense for such fiscal period.

      "Interest Rate Protection Agreement" means any interest rate cap, swap, collar or other, similar protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement to which any Borrower or any Subsidiary is a party or for which any Borrower or any Subsidiary is liable, including, without limitation, that certain interest rate swap agreement dated as of October 14, 1998 between ACT and Chase with respect to $17,000,000 notional principal amount of Indebtedness.

      "Interest Rate Protection Reserve" means $1,350,000 (or such lesser or greater amount as the Agent may from time to time specify to the Borrowers in writing).

      "Leased Premises" means all facilities and other real property leased by any Borrower or any Subsidiary.

      "Lenders" means the Initial Lenders and each Person, if any, that shall become a Lender hereunder pursuant to ss. 12.05 other than any Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

      "Lending Office" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated by such Lender on the signature pages hereto, as the lending office of such Lender for such type of Loan, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which such Lender's Loans of such type are to be made and maintained.

      "Letters of Credit" means any standby letters of credit issued from time to time by Chase for any Borrower as the account party.

      "Letter of Credit Exposure" means the maximum amount available to be drawn under all outstanding Letters of Credit (converted to U.S. Dollars based on the exchange rate in effect at the time the Letter of Credit Exposure is determined).

      "Letter of Credit Sublimit" means $5,000,000.

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrowers and their Subsidiaries shall be deemed to be the owner of any property which they have acquired or hold subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "Loan Guaranties" means any future Guaranties executed and delivered to the Agent by any Person, pursuant to which such Person guaranties all or any part of the debts, liabilities and obligations of the Borrowers under the Facility Documents, and all modifications and amendments thereto.

      "Loan Tranche" means any portion of the Loans outstanding under the Notes as Base Rate Loans or any portion of the Loans outstanding under the Notes as a Eurodollar Loan having a particular Eurodollar Interest Period. Each Eurodollar Loan outstanding under the Notes having a different Eurodollar Interest Period shall constitute a separate Loan Tranche, all Base Rate Revolving Credit Loans shall constitute a single Loan Tranche, and all Base Rate Term Loans shall constitute a separate single Loan Tranche. Although there will be separate Notes issued to each Lender, all Notes taken together shall constitute a single Loan Tranche in respect of each corresponding Loan outstanding under all Notes.

      "Loans" means and includes the Revolving Credit Loans, the Term Loans and the Reimbursement Obligations under ss. 2.01(c); and "Loan" means any of the Loans.

      "Lock Box Agreement" means an agreement pursuant to which the Agent maintains a post office box into which customers of the Borrowers and certain of their Subsidiaries remit payments of Accounts and to which the Agent shall have sole means of access.

      "Long Term Indebtedness" means, with respect to any Person, all Indebtedness of such Person for borrowed money, including Indebtedness which has been incurred in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin). The term "Long

Term Indebtedness" when used with respect to the Credit Parties shall include, among other things, the Revolving Credit Loans, the Terms Loans, the Seller Obligations and all Capitalized Leases.

      "Material Adverse Effect" means: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Borrowers or any Guarantor to perform or comply with any of the terms and conditions contained herein or in any other Facility Document; or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Facility Document, or the ability of the Agent or the Lenders to enforce any rights or remedies under or in connection with any Facility Document.

      "Merger Transaction" shall have the meaning as set forth in ss. 4.01(d).

      "Mexican Subsidiaries" means CMC Inmuebles, S.A. de C.V., an entity organized under the laws of Mexico, CMC Industrias Hermosillo, S.A. de C.V., an entity organized under the laws of Mexico, and Servicos y Administracion de Sonora, S.A. de C.V., an entity organized under the laws of Mexico.

      "Mexican Subsidiaries Intercompany Cap Amount" means (a) $13,000,000 during the period from the Effective Date through December 31, 1999, and (b) during each fiscal year thereafter, an amount equal to the sum of (a) $5,000,000 and (b) the lesser of (i) the Mexican Subsidiaries Intercompany Cap Amount for the prior fiscal year, and (ii) the aggregate amount of Foreign Company Indebtedness and Foreign Intercompany Equity in respect of the Mexican Subsidiaries actually outstanding as of the end of the prior fiscal year.

      "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Cash Payments" means:

            (a) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrowers or any of their Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrowers or any of their Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrowers or any of their Subsidiaries in respect of such Casualty Event;

            (b) with respect to any sale or other disposition of assets, the aggregate amount of all cash payments received by the Borrowers or any of their Subsidiaries directly or indirectly in connection with such sale or other disposition, whether at the time of such sale or disposition or thereafter under deferred payment arrangements, including all cash payments received in respect of investments entered into or received in connection with any such sale or other disposition of assets; provided that

                  (i) Net Cash Payments shall be net of (A) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrowers or any of their Subsidiaries in connection with such sale or other disposition and
            (B) any federal, state and local income or other taxes estimated to be payable by the Borrowers or any of their Subsidiaries as a result of such sale or other disposition, but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local governmental authority within twelve months of the date of such sale or other disposition; and

                  (ii) Net Cash Payments shall be net of any repayments by the
            Borrowers or any of their Subsidiaries of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such sale or other disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

            (c) with respect to any sale of debt or equity securities or any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by the Borrowers or any of their Subsidiaries therefrom less all legal, underwriting, and similar fees and expenses incurred in connection therewith.

      "Notes" means the notes evidencing the Loans hereunder; and "Note" means any one of the Notes.

      "Obligations" means all obligations of the Borrowers to the Lenders and the Agent under this Agreement or any of the other Facility Documents, including, without limitation, all indebtedness evidenced by the Notes, all obligations under or in respect of the Letters of Credit, all Reimbursement Obligations, all Foreign Exchange Obligations and all obligations under or in respect of any Interest Rate Protection Agreements, together with all accrued and unpaid interest, fees, expenses and charges payable by Borrowers hereunder or under any of the other Facility Documents.

      "OECD" means the Organization for Economic Cooperation and Development.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Permitted Acquisition" has the meaning set forth in ss. 2.18.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

      "Prime Rate" means that rate of interest from time to time announced by the Agent at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of the Agent.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

      "Qualified Accounts" means Accounts owing to any Borrower, now existing or hereafter arising, each of which Accounts met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

            (a) The Account is due and payable in full within 90 days, is not unbilled or subject to bill and hold, and not more than (i) 90 days have elapsed since the invoice date in the case of ACT's invoice date aging, and (ii) 60 days have elapsed since the due date shown in each invoice in the case of CMC's or ACT's Georgia operation's due date aging (provided that in the event CMC or ACT's Georgia operations convert any of their Accounts to invoice date aging, not more than 90 days shall have elapsed since the invoice date for such accounts);

            (b) The Account arose from the outright sale of goods or from the performance of services by any Borrower; such goods have been shipped to or on behalf of the account debtor or services have been performed; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Agent; and no rejection or dispute has occurred;

            (c) The Account debtor is either (i) a resident of the United States or Canada, or (ii) one of the following Persons: Dovatron Ireland; EMC Ireland; or Hewlett Packard GmbH, or if the Account debtor does not meet the criteria of clauses (i) or (ii), the Account is backed by credit insurance or letters of credit satisfactory to the Agent;

            (d) The Account is not subject to any assignment, claim, lien, or security interest, except in favor of the Agent and the Lenders;

            (e) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment;

            (f) The Account arose in the ordinary course of business of the Borrowers and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by the Borrowers;

            (g) The Account debtor is not an Affiliate of the Borrowers or any of their Subsidiaries or a supplier (or an Affiliate of a Supplier) of goods or services to the Borrowers or any of their Subsidiaries (provided that, following the sale or disposition by CMC of a sufficient number of shares of capital stock of Cortelco Systems, Inc. such that CMC no longer owns ten percent (10%) or more of the capital stock of Cortelco Systems, Inc., Accounts due from Cortelco Systems, Inc. to the Borrowers shall not be excluded from "Qualified Accounts" solely as a result of this clause (g));

            (h) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement;

            (i) The Account is not due from an individual;

            (j) The Account is not due from the federal government of the United States unless all requirements of the Federal Assignment of Claims Act shall have been fully complied with to the satisfaction of the Agent;

            (k) The Account is subject to an enforceable, perfected, first priority Lien in favor of the Agent; and

            (l) The Agent in its discretion, reasonably exercised, has not deemed the credit worthiness of the Account or Account debtor unsatisfactory;

provided, however, that if 50% or more of the Accounts due from any Account Debtor do not meet the above specifications, all Accounts due from such Account Debtor shall be excluded from Qualified Accounts.

      "Qualified Designated Finished Goods Inventory" means Qualified Finished Goods Inventory that has been designated for shipment to specific customers under the terms of binding purchase orders or customer contracts.

      "Qualified Designated Raw Material Inventory" means Qualified Raw Material Inventory that has been designated for shipment to specific customers under the terms of binding purchase orders or customer forecasts.

      "Qualified Excess Inventory" means "Excess Inventory" of the Borrowers as recorded in the Borrowers' books and records, valued at the lower of cost (on first in, first out basis) or market, excluding (i) work in process, (ii) any goods that are the subject of any Account, (iii) any goods not in the possession of the Borrowers on premises owned or leased by the Borrowers, (iv) any goods located on premises leased by the Borrowers that are not subject to a landlord's waiver in favor of the Lenders and the Agent in a form reasonably acceptable to the Agent (provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased facility in Santa Clara, California prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such facility from the Borrowing Base pursuant to this clause (iv) so long as the Borrowers obtain such waiver within 60 days of the Closing Date; and provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased manufacturing plant in Corinth, Mississippi prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such manufacturing plant from the Borrowing Base pursuant to this clause (iv) so long as the Borrowers obtain such waiver within 30 days of the Closing Date), (v) any goods subject to any lien, except a lien in favor of the Agent, (vi) any goods located outside of the continental United States, (vii) any goods located in a jurisdiction in which the Agent's lien has not been perfected, (viii) any goods held by the Borrowers on consignment from another Person, or (ix) any items of inventory held by the Borrowers for more than twelve months from the date such items of inventory were first recorded in the Borrowers' books and records as "Excess Inventory"; less any reserves established by the Agent in its sole discretion.

      "Qualified Finished Goods Inventory" means finished goods inventory of the Borrowers, valued at the lower of cost (on first in, first out basis) or market, excluding (i) work in process, (ii) any goods that are the subject of any Account, (iii) Excess Inventory (as identified in the Borrower's books and records), (iv) any goods not in the possession of the Borrower on premises owned or leased by the Borrower, (v) any goods located on premises leased by the Borrower that are not subject to a landlord's waiver in favor of the Lenders and the Agent in a form reasonably acceptable to the Agent (provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased facility in Santa Clara, California prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such facility from the Borrowing Base pursuant to this clause (v) so long as the Borrowers obtain such waiver within 60 days of the Closing Date; and provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased manufacturing plant in Corinth, Mississippi prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such manufacturing plant from the Borrowing Base pursuant to this clause (v) so long as the Borrowers obtain such waiver within 30 days of the Closing Date), (vi) any goods subject to any lien, except a lien in favor of the Agent, (vii) any goods located outside of the continental United States, (viii) any goods located in a jurisdiction in which the Agent's lien has not been perfected, (ix) any goods held by the Borrowers on consignment from another Person; or (x) any goods held by the Borrowers for more than six (6) months from date such goods were first recorded as "inventory" in the Borrowers' books and records; less any reserves established by the Agent in its sole discretion for matters similar (but not exclusive) to the following: in-transit inventory, obsolete or slow moving inventory, general supplies, seconds, and costs which are not capitalized in accordance with GAAP.

      "Qualified Non-Designated Raw Material and Finished Goods Inventory" means Qualified Raw Material Inventory and Qualified Finished Goods Inventory that has not been designated for shipment to specific customers under the terms of binding purchase orders or customer forecasts and that has not been held by the Borrowers for more than six (6) months from the date such goods were first recorded as "inventory" in the Borrowers' books and records.

      "Qualified Raw Material Inventory" means raw material inventory of the Borrowers, valued at the lower of cost (on first in, first out basis) or market, excluding (i) work in process, (ii) any goods that are the subject of any Account, (iii) Excess Inventory (as identified in the Borrower's books and records), (iv) any goods not in the possession of the Borrower on premises owned or leased by the Borrower, (v) any goods located on premises leased by the Borrower that are not subject to a landlord's waiver in favor of the Lenders and the Agent in a form reasonably acceptable to the Agent (provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased facility in Santa Clara, California prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such facility from the Borrowing Base pursuant to this clause (v) so long as the Borrowers obtain such waiver within 60 days of the Closing Date; and provided that, in the event the Borrowers are unable to obtain a waiver from the landlord of CMC's leased manufacturing plant in Corinth, Mississippi prior to the Closing Date, the Borrowers shall not be required to exclude inventory located at such manufacturing plant from the Borrowing Base pursuant to this clause (v) so long as the Borrowers obtain such waiver within 30 days of the Closing Date), (vi) any goods subject to any lien, except a lien in favor of the Agent, (vii) any goods located outside of the continental United States, (viii) any goods located in a jurisdiction in which the Agent's lien has not been perfected, (ix) any goods held by the Borrowers on consignment from another Person, or (x) any goods held by the Borrowers for more than twelve (12) months from date such goods were first recorded as "inventory" in the Borrowers' books and records; less any reserves established by the Agent in its sole discretion for matters similar (but not exclusive) to the following: in-transit inventory, obsolete or slow moving inventory, general supplies, seconds, and costs which are not capitalized in accordance with GAAP.

      "Register" has the meaning specified in ss. 12.05.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court, or governmental, or monetary authority charged with the interpretation or administration thereof.

      "Reimbursement Obligation" means any obligation of the Borrowers to reimburse the issuer of a Letter of Credit for any amount paid by such issuer from time to time pursuant to and under any Letter of Credit.

      "Rentals" means and includes as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property, and all payments, if any, required to be paid by the lessee regardless of sales volume or gross revenues) payable by the Borrowers or any of their Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrowers or any of their Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

      "Reportable Event" has the same meaning as defined in ERISA.

      "Required Lenders" means, at any time, Lenders having Loans and unused Revolving Credit Commitments representing at least 51% of the aggregate amount of all Loans and unused Revolving Credit Commitments Outstanding at such time.

      "Revolving Credit Commitments" means the commitments of the Lenders to make Revolving Credit Loans to the Borrowers. The aggregate amount of the Revolving Credit Commitments shall initially equal $100,000,000.

      "Revolving Credit Commitment Amount" means, for each Initial Lender as of the Closing Date, the amount set forth opposite such Initial Lender's name as such Lender's "Revolving Credit Commitment Amount" on Schedule I hereto, and, for each Lender at any subsequent time, to the extent that one or more Assignments and Acceptances have been entered into, the amount set forth for each Lender in the Register maintained by the Agent pursuant to ss. 12.05 as such Lender's "Revolving Credit Commitment Amount."

      "Revolving Credit Commitment Percentage" means for each Lender the percentage determined by dividing such Lender's Revolving Credit Commitment Amount by the aggregate amount of Revolving Credit Commitments. The Revolving Credit Commitment Percentage for each Initial Lender as of the Closing Date is set forth opposite such Initial Lender's name on Schedule I hereto, and for each Lender at any subsequent time, to the extent that one or more Assignments and Acceptances have been entered into, the percentage amount set forth for each Lender in the Register maintained by the Agent pursuant to ss. 12.05 as such Lender's "Revolving Credit Commitment Percentage."

      "Revolving Credit Loan" means a Base Rate Loan or a Eurodollar Loan made pursuant to ss. 2.01 hereof.

      "Revolving Credit Note" means a Note of the Borrowers issued to a Lender in substantially the form of Exhibit A-1 hereto.

      "Revolving Credit Obligations" means all Obligations of the Borrowers hereunder in respect of the Revolving Credit Loans and the Revolving Credit Commitments.

      "Revolving Credit Termination Date" means July 29, 2004; provided that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the immediately preceding Banking Day).

      "Security Agreement" means the Amended and Restated Security Agreement granted by the Borrowers and the Subsidiary Guarantor to the Agent, for the benefit of the Lenders, in substantially the form of Exhibit E hereto, together with any and all future Security Agreements executed and delivered to the Agent by any Person which shall secure any part of the debts, liabilities and obligations of the Borrowers under the Facility Documents, and all modifications and amendments thereto.

      "Security Documents" means the Security Agreement, the Amended and Restated Pledge Agreement in substantially the form of Exhibit F hereto, the Amended and Restated Share Pledge Agreement with respect to 65% of ACT's equity in Advanced Component Technologies Limited, the Mexican Pledge Agreement with respect to 65% of CMC's equity in the Mexican Subsidiaries, and the mortgages and other agreements, instruments and documents identified on Schedule 4.01(a) hereto.

      "Security Document Party" means each party to a Security Document other than the Borrowers or the Subsidiary Guarantor.

      "Seller Obligations" means the obligations of ACT to make certain payments through August 2003 to Re-Act Consulting, Donald G. Polich and Nelva Polich under certain non-competition and consulting agreements dated August 4, 1993, the aggregate amount of which payments total approximately $1,706,000 as of the date hereof.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve to which the Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. As used herein without reference to any "parent", the terms "Subsidiary" and "Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, of the Borrowers.

      "Subordinated Indebtedness" means Indebtedness of the Borrowers incurred after the Effective Date with the prior written consent of the Required Lenders, which matures in its entirety later than the Loans and by its terms (or by the terms of a subordination agreement) is made subordinate and junior in right of payment to the Loans and all other Obligations of the Borrowers and their Subsidiaries under the Facility Documents.

      "Term Loan" means a Base Rate Loan or a Eurodollar Loan made by a Lender pursuant to ss. 2.04 hereof.

      "Term Loan Note" means a Note of the Borrowers issued to a Lender in substantially the form of Exhibit A-2 hereto.

      "Term Loan Percentage" means, for each Lender at any time, the percentage determined by dividing the outstanding principal balance of the Term Loan of such Lender at such time, by the aggregate outstanding principal balance of all Term Loans at such time. The Term Loan Percentage for each Initial Lender as of the Closing Date is set forth opposite such Initial Lender's name on Schedule I hereto, and for each Lender at any subsequent time, to the extent that one or more Assignments and Acceptances have been entered into, the percentage amount set forth for each Lender in the Register maintained by the Agent pursuant to ss. 12.05 as such Lender's "Term Loan Percentage."

      "TFD to EBITDA - Unfunded Capex Ratio" means the following computed for any period of four consecutive fiscal quarters then ended in respect of the Borrowers and their Subsidiaries on a consolidated basis in accordance with
GAAP: (a) Funded Indebtedness as at the end of such period, to (b) an amount equal to (i) EBITDA for such fiscal period minus (ii) Unfunded Capital Expenditures for such fiscal period.

      "Total Funded Debt/EBITDA Ratio" means the ratio of the following computed for any period of four consecutive fiscal quarters then ended in respect of the Borrowers and their Subsidiaries on a consolidated basis in accordance with
GAAP: (a) the aggregate amount of Funded Indebtedness as of the end of such period to (b) EBITDA for such fiscal period. This definition is used in this Agreement solely for the purpose of determining the Applicable Commitment Fee Rate and applicable interest margins.

      "Uncollected Funds" means all deposits of items which shall be on deposit in the Collateral Account from time to time during the period from the date on which such deposits became Available Funds to the beginning of the second following Banking Day.

      "Uncollected Funds Compensation" means the compensation payable to Chase pursuant to ss. 2.10 hereof.

      "Unfunded Capital Expenditures" means for any fiscal period in respect of the Borrowers and theirs Subsidiaries on a consolidated basis in accordance with GAAP, that portion of all Capital Expenditures incurred by the Borrowers and their Subsidiaries during such period which are not either (i) paid for with Funded Indebtedness or (ii) financed through operating leases.

      "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA.

      "Unused Commitment" means the daily average unused Revolving Credit Commitment of each Lender.

      "Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Wholly-Owned Subsidiary" means, with respect to any person, any corporation or other entity of which all of the Voting Stock is at the time of determination owned directly or indirectly by such Person.

      Section 1.02. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation, combination or other accounting computation is required to be made, for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      Section 1.03. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken or not to be taken by any Person, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

      Section 1.04. Construction. In the event of any inconsistency between the covenants contained in the Security Documents and the covenants contained in this Agreement, the provisions of this Agreement shall govern and be controlling.

      Section 1.05. Joint and Several Obligations; Borrowers' Agent.

            (a) All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Borrower shall bind all of the Borrowers.

            (b) Each of the Borrowers hereby authorizes ACT and each of ACT's authorized officers, to act as agent for all of the Borrowers, and to execute and deliver on behalf of any Borrower such notices, requests, waivers, consents, certificates, and other documents, and to take any and all actions, required or permitted to be delivered or taken by the Borrowers hereunder.

                              ARTICLE 2. THE CREDIT

      Section 2.01. The Revolving Credit Loans.

            (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make Revolving Credit Loans to the Borrowers from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding its Revolving Credit Commitment Amount; provided that the Revolving Credit Commitment of each Lender to make Revolving Credit Loans hereunder is subject to the condition that (i) the aggregate amount of all Revolving Credit Obligations (including accrued interest and charges), all Letter of Credit Exposure, all Reimbursement Obligations, all Foreign Exchange Exposure and the Interest Rate Protection Reserve shall not exceed (ii) the Borrowing Base.

            (b) The Revolving Credit Loans shall be evidenced by Revolving Credit Notes of the Borrowers issued to the Initial Lenders in the form of Exhibit A-1, dated as of the Effective Date, payable to the order of the Initial Lenders in the aggregate principal amount of $100,000,000 as of the Effective Date. The Revolving Credit Loans may be assigned to, and the corresponding Revolving Credit Commitments may be assumed by, one or more Eligible Assignees pursuant to ss. 12.05, whereupon the amounts payable to each such Lender in respect of Revolving Credit Loans shall be evidenced by a Note in the form of Exhibit A-1 issued to each such Lender in accordance with ss. 12.05 dated as of the date of the corresponding Assignment and Acceptance and duly completed and executed by the Borrowers.

            (c) Subject to the terms and conditions of this Agreement, the Agent may issue Letters of Credit from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding the lesser of (i) the difference between (A) the aggregate amount of all Revolving Credit Commitments and (B) the aggregate amount of all Revolving Credit Obligations (including accrued interest and charges), all Letter of Credit Exposure (after giving effect to the proposed issuance of such Letters of Credit), all Reimbursement Obligations, all Foreign Exchange Exposure and the Interest Rate Protection Reserve, and (ii) the difference between (A) the Letter of Credit Sublimit and (B) the aggregate amount of the Letter of Credit Exposure which exists immediately prior to the issuance of such Letter of Credit. No Letter of Credit shall have an expiration date which is more than 360 days from its date of issuance in the case of standby Letters of Credit or more than 180 days from its date of issuance in the case of commercial Letters of Credit, and in each case, not later than five (5) days prior to the Revolving Credit Termination Date. Each Reimbursement Obligation shall be deemed to be a Revolving Credit Loan from each of the Lenders in accordance with each Lender's Revolving Credit Commitment percentage. The Agent shall notify the Lenders of the creation of any Reimbursement Obligation within two Banking Days of any payment made by the Agent pursuant to and under any Letter of Credit. The Existing Letters of Credit identified on Schedule 2.01(c) hereto shall, from and after the Effective Date, be deemed to be Letters of Credit outstanding under this Agreement, without the necessity for any further action on the part of Chase, the Agent or the Borrowers.

      Section 2.02. Making the Revolving Credit Loans. Not later than 2:00 p.m., New York, New York time, on each Banking Day, the Agent shall, subject to the conditions of this Agreement (but without any further written notice required), make available to the Borrowers by a credit to an account of the Borrowers maintained at Chase the proceeds of Revolving Credit Loans to the extent necessary to pay items to be drawn on the Controlled Disbursements Account that day after giving effect to all Available Funds to be deposited to the Controlled Disbursements Account on that day. All other Revolving Credit Loans shall be made upon notice given in accordance with ss. 2.12. The Revolving Credit Loans shall be deemed to be made by each Lender and to be outstanding to each Lender under the Revolving Credit Note issued to such Lender as of the date that such credit is made available to the Borrowers without regard to the settlement procedures between the Agent and the Lenders pursuant to ss. 2.14.

      Section 2.03. Principal Repayment of Revolving Credit Loans.

            (a) Each Revolving Credit Loan shall mature and be payable in full on the Revolving Credit Termination Date.

            (b) Except to the extent otherwise expressly provided in any Security Agreement, the Agent shall, not later than as of 1:00 p.m. on each Banking Day, transfer out of the Collateral Account all moneys remitted to the Agent by account debtors of the Borrowers pursuant to the Lock Box Agreement, first making payments of the outstanding principal amount of the Revolving Credit Loans (including all Revolving Credit Loans made or to be made that day) by a debit to the Collateral Account in an amount equal to the balance of the Collateral Account after giving effect to all Available Funds deposited to the Collateral Account on that day and prior to any other transfers from the Collateral Account. All such payments shall be applied first to the outstanding principal amount of all Base Rate Loans. Except upon the occurrence and during the continuance of an Event of Default, no payment of a Eurodollar Loan shall be made under this section on a date other than the last day of an Interest Period or the Revolving Credit Termination Date. To the extent that a payment hereunder creates a credit balance under the Revolving Credit Obligations, such credit balance shall bear interest and Agent shall credit the Revolving Credit Obligations at a rate per annum equal to the Prime Rate minus three percent (3%).

            (c) If at any time (i) the aggregate amount of all Revolving Credit Obligations (including accrued interest and charges), all Letter of Credit Exposure, all Reimbursement Obligations, all Foreign Exchange Exposure and the Interest Rate Protection Reserve exceeds (ii) the Borrowing Base, then immediately upon a demand by the Agent, the Borrowers shall either (A) prepay Revolving Credit Loans by an amount equal to such excess, or (B) provide the Agent and the Lenders with Cash Equivalents as security for the payment of such excess."

      Section 2.04. The Term Loans.

            (a) Each Initial Lender shall, on the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers hereinafter set forth, make a Term Loan to the Borrowers on the Effective Date in an amount equal to such Lender's Term Loan Percentage of the $7,000,000 aggregate principal amount of Term Loans to be funded on the Effective Date, by depositing such amount, in immediately available funds, to an account of the Borrowers maintained with the Agent. Nothing herein shall be construed to permit the Borrowers to repay and reborrow any portion of the Term Loans. To the extent the entire $7,000,000 aggregate principal amount of Term Loans is not funded on the Effective Date, the obligation of the Initial Lenders to fund the unfunded portion of the Term Loans shall expire and the Borrowers shall have no right to request that the unfunded portion of the Term Loans be funded at any later date.

            (b) The Term Loans shall be evidenced by Term Loan Notes of the Borrowers in substantially the form of Exhibit A-2 hereto issued to the Initial Lenders, dated as of the Effective Date, payable to the order of each Initial Lender in a principal amount equal to such Lender's Term Loan

Percentage of the $7,000,000 aggregate principal amount of Term Loans to be funded on the Effective Date. The Term Loans may be assigned to one or more Eligible Assignees pursuant to ss. 12.05, whereupon the amounts payable to each Lender in respect of its Term Loan shall be evidenced by a Term Loan Note issued to each such Lender in accordance with ss. 12.05 dated as of the date of the corresponding Assignment and Acceptance and duly completed and executed by the Borrowers.

            (c) The principal amount of the Term Loans shall be payable as follows: (i) on each of October 1, 1999, January 1, 2000, April 1, 2000, and July 1, 2000, the Borrowers shall pay to the Agent for the pro rata benefit of the Lenders (based on their respective Term Loan Percentages) an aggregate principal installment in the amount of $250,000 and; (ii) on the first day of each Fiscal Quarter commencing October 1, 2000 and continuing until the Term Loans shall have been repaid in full, the Borrowers shall pay to the Agent for the pro rata benefit of the Lenders (based on their respective Term Loan Percentages) an aggregate principal installment in the amount of $375,000.

      Section 2.05. Mandatory Prepayments. In addition to the payments required under ss.ss. 2.03(c) and 2.04(c), the Borrowers shall make the following mandatory prepayments of the Loans:

            (a) Casualty Events. Within 90 days following the receipt by the Borrowers or any of their Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrowers or any of their Subsidiaries (or upon such earlier date as the Borrowers or any of their Subsidiaries, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrowers shall prepay the Term Loans (and, after all of the Term Loans have been fully paid, the Borrowers shall prepay the Revolving Credit Loans and the Revolving Credit Commitments shall be irrevocably reduced) by an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 90 days of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of the Term Loans (and, after all of the Term Loans have been fully paid, to the prepayment of the Revolving Credit Loans and the irrevocable reduction of the Revolving Credit Commitments) as provided in this clause (a) at the expiration of such 90 day period) but only if and to the extent that the aggregate amount of such proceeds received after the Effective Date on account of all Casualty Events is greater than $500,000 in excess of the aggregate amount applied or committed to be applied during any Fiscal Year to the repair or replacement of such property, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this ss. 2.05.

            (b) Incurrence of Indebtedness for Borrowed Money. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any incurrence of Indebtedness for borrowed money by the Borrowers or any of their Subsidiaries, to deliver to the Agent a statement certified by the Chief Financial Officer of ACT, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such incurrence of Indebtedness for borrowed money that will (on the date of such incurrence) be received by the Borrowers or their Subsidiaries in cash, and within ten (10) days of the date of such incurrence, the Borrowers shall prepay the Term Loans (and, after all of the Term Loans have been fully paid, the Borrowers shall prepay the Revolving Credit Loans and the Revolving Credit Commitments shall be irrevocably reduced) by an aggregate amount equal to 100% of the Net Cash Payments of such incurrence of Indebtedness received by the Borrowers or their Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this ss. 2.05.

            (c) Sale of Equity Securities. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any sale of equity securities not otherwise permitted hereunder, the Borrowers agree, on or prior to the closing of any sale of equity securities by the Borrowers or any of their Subsidiaries (other than the issuance of equity securities to employees in accordance with stock option and related employee benefit programs and other than the sale by CMC of shares of stock of Cortelco Systems, Inc.), to deliver to the Agent a statement certified by the Chief Financial Officer of ACT, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale of equity securities that will (on the date of such sale) be received by the Borrowers or their Subsidiaries in cash, and, within ten (10) days of the date of such sale of equity securities, the Borrowers shall prepay the Term Loans by an aggregate amount equal to 100% of the Net Cash Payments of such sale of equity securities received by the Borrowers or their Subsidiaries, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (e) of this ss. 2.05.

            (d) Sale of Assets. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any sale or other disposition of assets not otherwise permitted hereunder, the Borrowers agree, on or prior to the occurrence of any sale or other disposition of assets by the Borrowers or any of their Subsidiaries (other than the sale by CMC of shares of stock of Cortelco Systems, Inc. or of debt obligations owing from Cortelco Systems, Inc.), to deliver to the Agent a statement certified by the Chief Financial Officer of the Borrowers, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such sale or other disposition that will (on the date of such sale or other disposition) be received by the Borrowers or their Subsidiaries in cash and the Borrowers shall prepay the Term Loans (and, after all of the Term Loans have been fully paid, the Borrowers shall prepay the Revolving Credit Loans and Revolving Credit Commitments shall be irrevocably reduced), as follows:

                  (i) within ten (10) days of the date of such sale or other disposition, by an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such sale or other disposition received by the Borrowers or their Subsidiaries in cash on the date of such sale or other disposition; and

                  (ii) thereafter, quarterly, on the date of the delivery of the financial statements for any Fiscal Quarter or Fiscal Year by the Borrowers to the Agent pursuant to ss.ss. 6.08(a) and 6.08(b), to the extent the Borrowers or any of their Subsidiaries shall receive Net Cash Payments during the fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or in respect of investments entered into or received in connection with any such sale or disposition, by an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with such sale or dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrowers or any of their Subsidiaries pursuant to the respective agreements giving rise to such sale or dispositions and not previously taken into account in the determination of the Net Cash Payments.

Prepayments of the Loans (and corresponding reductions in the Revolving Credit Commitments), resulting from any sale or other disposition of assets shall be effected in each case in the manner and to the extent specified in paragraph (e) of this ss. 2.05. Notwithstanding anything to the contrary, the Borrowers shall not be required to deliver any statement or make any prepayment under this ss.
2.05 with respect to the first $500,000 of the aggregate amount of Net Cash Payments from sales or other dispositions of assets received by the Borrowers or any of their Subsidiaries during any Fiscal Year and not utilized by the Borrowers or their Subsidiaries to replace the property disposed of within 90 days of such sale or other disposition of assets.

            (e) Application. In the event of any mandatory prepayment pursuant to this ss.2.05, such prepayment shall be applied, first, to the payment of accrued interest in respect of outstanding Base Rate Term Loans, second, to the principal amount of outstanding Base Rate Term Loans in inverse order of maturity, third, to interest in respect of outstanding Eurodollar Term Loans, fourth, to the principal amount of outstanding Eurodollar Term Loans in inverse order of maturity, fifth, to interest in respect of outstanding Base Rate Revolving Credit Loans, sixth, to the principal amount of outstanding Base Rate Revolving Credit Loans, seventh, to interest in respect of outstanding Eurodollar Revolving Credit Loans, eighth, to the principal amount of outstanding Eurodollar Revolving Credit Loans. If the Borrowers shall be required to make any prepayment of the principal amount of outstanding Revolving Credit Loans pursuant to this ss. 2.05, the Revolving Credit Commitments shall be irrevocably reduced by the amount of such required prepayment of the principal amount of outstanding Revolving Credit Loans. Notwithstanding anything to the contrary in this paragraph (e), the Borrowers shall not be required to apply any proceeds from the sale of equity securities by the Borrowers to the prepayment of interest or principal in respect of outstanding Revolving Credit Loans.

      Section 2.06. Interest.

            (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due, at the following rates per year: (i) for a Loan Tranche which is outstanding as a Base Rate Loan, at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin, (ii) for a Loan Tranche which is outstanding as a Eurodollar Loan, at a fixed rate during the applicable Eurodollar Interest Period equal to the corresponding Eurodollar Rate plus the Applicable Margin; provided however that after the occurrence and during the continuance of any Event of Default and a written demand of the Agent to the Borrowers at the request of the Required Lenders, interest shall accrue on all Loans at the Default Rate.

            (b) Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Base Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Lenders thereof.

            (c) Accrued interest on each Base Rate Loan shall be due and payable to the Agent for account of each Lender in arrears on the first Banking Day of each calendar month, regardless of any payment of the principal thereof.

            (d) Accrued interest on each Eurodollar Loan shall be due and payable to the Agent for account of each Lender in arrears upon any payment of principal and on each corresponding Eurodollar Interest Payment Date.

      Section 2.07. Eurodollar Interest Periods. In the case of each Loan other than a Base Rate Loan, the Borrowers shall select a Eurodollar Interest Period of any duration in accordance with the definition of Eurodollar Interest Period in ss. 1.01, subject to the following limitations: (a) no Eurodollar Interest Period shall have a duration of less than one month, and if any such proposed Eurodollar Interest Period would otherwise be for a shorter period (as a result of the Revolving Credit Termination Date or otherwise), such Eurodollar Interest Period shall not be available; and (b) if a Eurodollar Interest Period would end on a day which is not a Banking Day, such Eurodollar Interest Period shall be extended to the next Banking Day, unless such next Banking Day would fall in the next calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Banking Day. All elections of a Eurodollar Interest Period shall be made by the Borrowers upon three Banking Days' notice to the Agent, and the Agent shall quote to the Borrowers the actual Eurodollar Rate to take effect for such Eurodollar Interest Period (based upon the rate quotation described in the definition of Eurodollar Rate) on the next Banking Day. Notwithstanding anything to the contrary set forth herein, the Borrowers shall not be permitted to request any Eurodollar Loans until the Agent has completed its initial syndication of the credit facilities hereunder.

      Section 2.08. Conversions. Except to the extent specified to the Initial Lenders prior to the Effective Date, each Loan shall be deemed to be a Base Rate Loan unless and until converted to a Eurodollar Loan in accordance with terms of this ss. 2.08. The Borrowers shall have the right to make payments of principal, or to convert a Loan Tranche from a Base Rate Loan to a Eurodollar Loan or from a Eurodollar Loan to a Base Rate Loan at any time or from time to time, provided that: (a) if the Loan Tranche is outstanding as a Eurodollar Loan, it may be converted only on the last day of the applicable Eurodollar Interest Period; (b) if the Loan Tranche is outstanding as a Eurodollar Loan, it shall automatically convert to a Base Rate Loan on the last day of the applicable Eurodollar Interest Period, unless the Borrowers give notice to the Agent three (3) Banking Days prior to the last day of the corresponding Eurodollar Interest Period specifying a new Eurodollar Interest Period to apply to such Loan Tranche; (c) no Loan Tranche comprising a Eurodollar Loan may be in a principal amount less than $500,000; (d) there may be no more than four (4) Loan Tranches comprising Eurodollar Loans outstanding at any one time; and (e) no Loan Tranche comprising a Eurodollar Loan may be created (or continued after the last day of the applicable Eurodollar Interest Period) while any Default or Event of Default exists and continues.

      Section 2.09. Voluntary Prepayments. In addition to repayments made pursuant to ss. 2.03(b), the Borrowers shall have the right to prepay Loans at any time or from time to time; provided that: (i) the Borrowers shall give the Agent notice of each such prepayment as provided in ss. 2.12; and (ii) the Borrowers shall be responsible for the payment of such amounts as provided in ss. 3.05 with respect to the prepayment of any Eurodollar Loans prepaid on any date other than the last day of the corresponding Eurodollar Interest Period. In addition, but subject to the foregoing, as a condition to giving effect to any termination of the Revolving Credit Commitments pursuant to ss. 2.11, the aggregate principal of all Revolving Credit Loans shall be fully prepaid, together with interest thereon accrued to the date of such payment and all amounts payable pursuant to ss. 2.15(c) and/or ss. 3.05 in connection therewith.

      Section 2.10. Uncollected Funds Compensation. The credit extended by Chase to the Borrowers by allowing the Uncollected Funds to be immediately available funds to the Borrowers shall not be deemed to be Loans hereunder. Uncollected Funds Compensation to Chase shall accrue on the amount of the Uncollected Funds in existence from time to time at a variable rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans for two (2) full days. Upon making such computation, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to Chase. The Agent shall notify the Borrowers of the amount of the Uncollected Funds Compensation for the preceding calendar month in the next monthly statement rendered by the Agent to the Borrowers.

      Section 2.11. Termination of Revolving Credit Commitments. The Borrowers shall have the right to terminate the amount of Revolving Credit Commitments in whole or in part at any time, provided that the Borrowers shall give notice of such termination to the Agent as provided in ss. 2.12. Any portion of the Revolving Credit Commitments that has been terminated may not be reinstated.

      Section 2.12. Certain Notices. Notices by the Borrowers to the Agent of borrowings other than pursuant to ss. 2.02, each prepayment of a Loan pursuant to ss. 2.09 (which does not include repayments pursuant to ss. 2.03(b)) or of termination of the Revolving Credit Commitments pursuant to ss. 2.11 shall be irrevocable and shall be effective only if received by the Agent in writing on a Banking Day and (a) in the case of Base Rate Loans and prepayments of Base Rate Loans given not later than 11:00 a.m. New York City time on the date of such Base Rate Loan or such prepayment; (b) in the case of Eurodollar Loans and prepayments of Eurodollar Loans, given not later than 11:00 a.m. New York City time three (3) Banking Days prior to the date of such Eurodollar Loan or such prepayment and (c) in the case of termination of the Revolving Credit Commitments, given not later than 12:00 noon New York City time four Banking Days prior thereto. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day). The Agent shall promptly notify the Lenders of the contents of each such notice.

      Section 2.13. Calculation of Borrowing Base. The Agent shall calculate from time to time the amount of the Borrowing Base, based upon the most recent Borrowing Base Certificate, and such amount shall be the "Borrowing Base" hereunder; provided, however, that the Agent, in its sole reasonable discretion, may on written notice to the Borrowers, establish additional reserves against the Borrowing Base, taking into account, among other things, but without limitation in any way, on-going confirmation of a receivable dilution percentage of not more than 5%, based upon periodic field examinations.

      Section 2.14. Settlement Between Agent and Lenders. The Agent and the Lenders shall settle on an aggregated and netted basis (the "Settlement Amount") on each Banking Day (the "Settlement Date") for all amounts which shall have become due to and due from the Agent and the Lenders during the preceding day with respect to any Obligations, other than the Settlement Amount which became due during the preceding day. The Agent shall notify the Lenders by 11:00 A.M. on each Settlement Date of the Settlement Amount which is payable by the Agent or the Lenders, and the Agent or the Lenders, as the case may be, shall make payment of the Settlement Amount by an electronic funds transfer not later than 5:00 P.M. on the Settlement Date. Nothing in this ss. 2.14 or the settlement procedures made pursuant to this ss. 2.14 shall be deemed to change, as between the Borrowers and the Lenders, the amount of the Loans which are outstanding under the Notes to each of the Lenders or the accrual of interest due to each of the Lenders on such Loans.

      Section 2.15. Fees.

            (a) The Borrowers agrees to pay to the Agent quarterly after the date hereof through the Revolving Credit Termination Date and on the Revolving Credit Termination Date for the account of each of the Lenders a commitment fee which shall accrue on the Unused Commitment for the period from and including the date hereof to the earlier of the date the Revolving Credit Commitments are terminated in their entirety or the Revolving Credit Termination Date. The commitment fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed at a rate per year equal to the Applicable Commitment Fee Rate. The commitment fee shall be due and payable in arrears quarterly on the first Banking Day of each October, January, April and July and shall be computed by Agent. On each such payment date, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debit the Collateral Account) for the payment thereof to the Lenders. The Agent shall notify the Borrowers of the amount of the commitment fee for the preceding quarter in the next monthly statement rendered by the Agent to the Borrowers.

            (b) The Borrowers agree to pay to Agent for the benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage) (i) a letter of credit fee payable in advance on the issuance date of each standby Letter of Credit in an amount computed by multiplying the face amount of such Letter of Credit by the applicable Eurodollar Margin for Revolving Credit Loans, calculated on the basis of a 360 day year for the maximum number of days that such Letter of Credit may be outstanding from (and including) the issuance date to (but excluding) the expiration date of such Letter of Credit, and (ii) a letter of credit fee payable in advance on the issuance date of each trade or documentary

Letter of Credit in an amount equal to one hundred (100) basis points multiplied by the face amount of such Letter of Credit. Upon making a computation of the amount of such Letter of Credit fee, the Agent is authorized to make a Revolving Credit Loan to the Borrowers for the amount thereof. The Agent shall notify the Borrowers of the amount of such Letter of Credit fee in the next monthly statement rendered by the Agent to the Borrowers.

            (c) In the event the Borrowers elect to terminate the Revolving Credit Commitments at any time prior to July 29, 2000, the Borrowers shall pay to the Agent for the pro rata benefit of the Lenders (according to each Lender's Revolving Credit Commitment Percentage), a prepayment fee in an aggregate amount equal to one-half of one percent (0.50%) of the aggregate Revolving Credit Commitment Amounts as of the Effective Date. In the event the Borrowers elect to prepay the Term Loans in full at any time prior to July 29, 2000, the Borrowers shall pay to the Agent for the pro rata benefit of the Lenders (according to each Lender's Term Loan Percentage), a prepayment fee in an aggregate amount equal to one-half of one percent (0.50%) of the outstanding principal amount of the Term Loans. Notwithstanding the foregoing, in the event the Borrowers elect to terminate the Revolving Credit Commitments or prepay the Term Loans with the proceeds of new credit facilities established by the Agent, no termination or prepayment fees shall be required to be paid by the Borrowers under this ss. 2.15(c).

            (d) The Borrowers agrees to pay the Agent (for its own account) such fees payable in such amounts and at the times separately agreed in writing between the Borrowers and the Agent.

      Section 2.16. Payments Generally. All payments under this Agreement or the Notes shall be made in United States Dollars in funds which are immediately available not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the Chase Office for the account of each Lender, and all such payments may be made by making a Revolving Credit Loan to the Borrowers for the amount thereof (or during the continuance of an Event of Default, debiting the Collateral Account for the payment thereof to the Lenders). The Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent. Subject to ss. 11.16, the Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may, subject to ss. 11.16, apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

      Section 2.17. Purpose. The Borrowers shall use the proceeds of the Loans
(a) to refinance the Indebtedness of the Borrowers listed on Schedule 2.17 hereto, (b) to finance Permitted Acquisitions (subject to the limitations set forth in ss. 2.18), (c) to fund the Borrowers' obligations in respect of foreign exchange contracts (subject to the limitations set forth in ss. 7.16), (d) for working capital requirements of the Borrowers and their Subsidiaries (subject to the limitations set forth in ss. 7.06 and ss. 7.10), and (e) for other general corporate purposes.

      Section 2.18. Permitted Acquisitions. The Borrowers may utilize up to an aggregate of $15,000,000 of the proceeds of the Revolving Credit Loans to fund the acquisition of domestic businesses which are substantially similar to that of the Borrowers and which meet the following criteria (collectively, "Permitted Acquisitions"): (i) the total purchase price of any single acquisition shall not exceed $15,000,000; (ii) in the event the Borrowers expend more than $15,000,000 in cash in the aggregate for acquisitions consummated after the Effective Date, the portion in excess of $15,000,000 shall be funded with equity on terms satisfactory to the Agent, (iii) in connection with any stock acquisition one of the Borrowers shall be the surviving corporation; (iv) each business or entity which the Borrowers acquire shall have had positive EBITDA on a pro forma basis for the twelve month period ending on the anniversary of the closing of the transaction; (v) no acquisition shall be hostile; (vi) after giving effect to each acquisition, the Borrowers shall have pro forma Availability of not less than $10,000,000; (vii) no Default or Event of Default shall have occurred and be continuing under the Facility Documents immediately prior to and after giving effect to the proposed acquisition; (viii) all businesses being acquired shall be domestic businesses; (ix) the Agent shall have approved the assumption by the Borrowers of any indebtedness for borrowed money arising from any such acquisition, and any seller debt incurred in connection with such acquisition shall be in form and substance satisfactory to the Agent and subordinated to the Obligations on terms satisfactory to the Agent; and (x) not less than 80% of the accounts receivable and inventory of the business or entity acquired shall meet all eligibility requirements for inclusion in the Borrowing Base as set forth in the Facility Documents.

                ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

      Section 3.01. Additional Costs.

            (a) The Borrowers shall pay directly to each Lender from time to time within five Banking Days of demand therefor such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender; or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Lender will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this ss. 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from the Borrowers under this ss. 3.01(a), or under ss. 3.01(c), the Borrowers may, by notice to such Lender with a copy to the Agent, suspend the obligation of such Lender to make Loans of the type with respect to which such compensation is requested (in which case the provisions of ss. 3.04 shall be applicable).

            (b) Without limiting the effect of the foregoing provisions of this ss. 3.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers with a copy to the Agent, the obligation of such Lender to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of ss. 3.04 shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this ss. 3.01 (but without duplication), the Borrowers shall pay directly to each Lender from time to time within five Banking Days of request therefor such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by the Lender or its bank holding company or any of its Affiliates, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its bank holding company or any of its Affiliates to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrowers if such Lender is entitled to compensation pursuant to this ss. 3.01(c) as promptly as practicable after it determines to request such compensation.

            (d) Determinations and allocations by a Lender for purposes of this ss. 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or
(b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this ss. 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. Each Lender demanding payment from the Borrowers pursuant to this ss. 3.01 shall furnish to the Borrowers at the time of such demand a statement showing the basis for and the method of calculation of such demand.

      Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

            (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in ss. 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

            (b) any Lender reasonably determines (which determination shall be conclusive) and notifies the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in ss. 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to such Lender of making or maintaining such Loans;

then the Agent shall give the Borrowers and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type.

      Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain such affected Loans (in which case the provisions of ss. 3.04 shall be applicable).

      Section 3.04. Certain Base Rate Loans pursuant to ss.ss. 3.01 and 3.03. If the obligations of any Lender to make Loans of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to ss.ss. 3.01 or 3.03, all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in ss. 3.01(b) or 3.03 has occurred and such Lender so requests by notice to the Borrowers with a copy to the Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice, and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

      Section 3.05. Certain Compensation. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

            (a) any payment of a Eurodollar Loan made by the Borrowers on a date other than the last day of a Eurodollar Interest Period or the maturity date, respectively, for such Loan (whether by reason of acceleration or otherwise) (other than pursuant to ss. 3.04); or

            (b) any failure by the Borrowers to borrow any Loan to be made by such Lender on the date specified therefor in the relevant notice under ss.2.12.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Eurodollar Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Eurodollar Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this ss. 3.05 shall be conclusive, provided that such determination is made on a reasonable basis.

      Section 3.06. Mitigation Obligations If any Lender requests compensation under ss. 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to ss. 3.01 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                         ARTICLE 4. CONDITIONS PRECEDENT

      Section 4.01. Conditions Precedent to the Initial Loans. The obligations of the Initial Lenders to make the Loans constituting the initial borrowings are subject to the condition precedent that on or before the Effective Date each of the following documents shall have been delivered to the Agent in form and substance satisfactory to the Agent and its counsel, and each of the following actions shall have been performed to the satisfaction of the Agent and its counsel:

            (a) The Agent shall have received the Facility Documents (including this Agreement, the Notes and the Security Documents identified on Schedule 4.01(a)) duly executed by each of the parties thereto, and in full force and effect;

            (b) The Agent shall have received a certificate of the Secretary/Clerk or Assistant Secretary/Clerk of each of the Borrowers, dated the Effective Date, attesting to all corporate action taken by such Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which such Borrower is a party and each other document to be executed and delivered by such Borrower pursuant to this Agreement and certifying the names and true signatures of the officers of such Borrower authorized to sign the Facility Documents and the other documents to be executed and delivered by such Borrower under this Agreement;

            (c) The Agent shall have received a certificate of the Secretary or Assistant Secretary (or equivalent) of the Subsidiary Guarantor, dated the Effective Date, attesting to all corporate action taken by the Subsidiary Guarantor, including resolutions of their Board of Directors (or equivalent) authorizing the execution, delivery and performance of the Facility Documents to which the Subsidiary Guarantor is a party and each other document to be executed and delivered by the Subsidiary Guarantor pursuant to this Agreement and certifying the names and true signatures of the officers of the Subsidiary Guarantor authorized to sign the Facility Documents and the other documents to be executed and delivered by the Subsidiary Guarantor under this Agreement;

            (d) The Agent shall have received evidence in form and substance satisfactory to the Agent that the merger of CMC with and into a Subsidiary of ACT (the "Merger Transaction") has been completed substantially in accordance with the terms set forth in the Form S-4 Registration Statement of ACT filed with the Securities and Exchange Commission on June 23, 1999, and that such merger and all related transactions comply in all respects with all applicable laws (including applicable securities laws);

            (e) The Agent shall have received a certificate of a duly authorized officer of the Borrowers dated the Effective Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

            (f) The Agent shall have received (i) a favorable opinion of counsel for the Borrowers and the Subsidiary Guarantor, dated the Effective Date, in substantially the form of Exhibit H hereto, and covering such other matters as the Agent or any Lender may reasonably request, (ii) a confirmation letter from local Irish counsel for Advanced Component Technologies Limited regarding the pledge of ACT's equity in Advanced Component Technologies Limited, and (iii) a favorable opinion of local Mexican counsel for the Mexican Subsidiaries regarding the pledge of CMC's equity in the Mexican Subsidiaries and covering such other matters as the Agent or any Lender may reasonably request;

            (g) The Agent shall have received a certificate of a duly authorized officer of ACT certifying as to the solvency of the Borrowers and their Subsidiaries after giving effect to the funding of the initial Loans.

            (h) The Agent shall have received insurance certificates in form satisfactory to the Agent evidencing casualty, all-risk, product liability and other insurance of the Borrowers, their Subsidiaries and their properties and assets having coverages and issued by insurance companies satisfactory to the Agent and naming the Agent as a lender's loss payee and (as appropriate) an additional insured.

            (i) The Agent shall have received an initial Borrowing Base Certificate, remittance, debit and credit reports, and a statement of accounts in a form acceptable to the Agent with respect to the Borrowers and consistent with the requirements of ss. 6.09 hereof, dated as of not more than 30 days prior to the date of the Loan;

            (j) The Agent shall be satisfied that the Borrowers have on the Effective Date and will continue to have on the Banking Day subsequent to the Effective Date, in each case after giving effect to the funding of the initial Revolving Credit Loans, Availability equal to or exceeding $15,000,000;

            (k) The Borrowers shall have delivered to the Agent evidence reasonably satisfactory to the Agent that the Leased Premises do not pose a violation of any Environmental Laws or any liability to the Borrowers under any Environmental Laws;

            (l) The Agent shall be satisfied with its due diligence review of the Borrowers and their Subsidiaries, including, but not limited to, satisfactory review by the Agent of the projections of the Borrowers and their Subsidiaries;

            (m) The Agent shall be satisfied with its review of (i) estimated opening balance sheets for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP, and (ii) consolidated and consolidating monthly profit and loss statements, balance sheets and cash flow projections for the Borrowers and their Subsidiaries (including all Foreign Subsidiaries), prepared in accordance with GAAP, for the 12-month period from the Closing Date forward, and on an annual basis for Fiscal Years ending December 31, 2000 and December 31, 2001;

            (n) The Borrowers shall have delivered to the Agent a schedule of all fixed assets of the Credit Parties with a value greater than or equal to $250,000 (which schedule shall identify the net book value of such assets and identify the amounts of all liens and the identities of lien holders);

            (o) The Agent shall be satisfied with the results of its checks on the suppliers and customers of the Borrowers and their Subsidiaries;

            (p) The Agent shall be satisfied with the cash management arrangements (including domestic lock box arrangements) and management information systems in place with respect to the Borrowers and their Subsidiaries;

            (q) The Agent shall be satisfied with its review of the Borrowers' and their Subsidiaries' Year 2000 MIS conversion and related matters;

            (r) The Agent shall be satisfied with the arrangements between the Borrowers and their equipment lessors with respect to the Borrowers' equipment leases, which equipment leases are listed on Schedule 4.01(r) hereto;

            (s) Immediately following the funding of the initial loans hereunder, the Borrowers shall have caused to be repaid in full all outstanding Indebtedness of CMC for borrowed money (other than Indebtedness permitted to remain outstanding under ss. 7.11) and shall have caused to be released all liens in favor of the holders of such Indebtedness;

            (t) The Agent shall have received letters in form satisfactory to the Agent from the landlords of all real property leased by the Borrowers covering such matters as the Agent may reasonably request; and

            (u) Not earlier than __ Banking Days prior to the Closing Date, the Agent shall have completed a takedown field examination of the Borrowers and the results thereof shall be satisfactory to the Agent.

      Section 4.02. Additional Conditions Precedent. The obligations of the Lenders to make any Loans (including the initial Loans) shall be subject to the further conditions precedent that on the date of such Loan:

            (a) The following statements shall be true:

                  (i) the representations and warranties contained in Article 5 of this Agreement are true and correct on and as of the date of such Loan as though made on and as of such date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from such Loan;

            (b) The Agent shall have received such approvals, opinions or documents as the Agent or any Lender may reasonably request;

            (c) At or before the time of making the first Revolving Credit Loans hereunder and as of the date of each subsequent Revolving Credit Loan hereunder, the Agent shall determine that the making of such Revolving Credit Loan will not cause the amounts outstanding hereunder to exceed the Borrowing Base, and there shall be delivered or in the possession of the Agent all documents pertaining to the Qualified Accounts, the Qualified Raw Material and Finished Goods Inventory and the Qualified Excess Inventory, as the Agent shall reasonably require, dated as of not more than 30 days prior to the date of the Loan;

            (d) The Borrowers shall have paid to the Agent all accrued fees and expenses payable to the Agent in connection with this Agreement, including all reasonable fees and disbursements of legal counsel to the Agent.

      Section 4.03. Deemed Representations. Each notice of a Loan and acceptance by the Borrowers of the proceeds of such Loan shall constitute a representation and warranty that the conditions set forth in Subsection (a) of ss. 4.02 are true and correct as of the date of each such Loan. The Agent may from time to time require certificate(s) of duly authorized officer(s) of one or both of the Borrowers, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or an Event of Default.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

      The Borrowers and the Subsidiary Guarantor hereby jointly and severally represent and warrant, as of the date hereof and as of the date of each Loan, that:

      Section 5.01. Incorporation, Good Standing and Due Qualification. Each of the Borrowers and each of their Subsidiaries is an entity which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect.

      Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance of the Facility Documents: (a) have been duly authorized by all necessary corporate action by the Borrowers and the Subsidiary Guarantor and do not and will not require any consent or approval of the equityholders of the Borrowers or the Subsidiary Guarantor or contravene their charters or by-laws; (b) will not violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries; (c) will not result in a breach of or constitute a default in any material respect or require any consent which has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers or the Subsidiary Guarantor is a party or by which the properties of the Borrowers or the Subsidiary Guarantor may be bound or affected; (d) will not result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers or any of their Subsidiaries, except as provided in the Security Documents; or (e) will not cause the Borrowers or any Subsidiary Guarantor or any Security Document Party, as the case may be, to be in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

      Section 5.03. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrowers and the Subsidiary Guarantor, enforceable against the Borrowers sand the Subsidiary Guarantor, in accordance with its terms, except to the extent that enforceability may be subject to limitations imposed by general principles of equity or applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

      Section 5.04. Litigation. Except as set forth on Schedule 5.04 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers and their Subsidiaries taken as a whole or the ability of the Borrowers or the Subsidiary Guarantor to perform their obligations under the Facility Documents.

      Section 5.05. Financial Statements. The consolidated balance sheet of ACT and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, cash flows and stockholders' equity of ACT and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants, copies of which have been furnished to each of the Initial Lenders, are complete and correct and fairly present the financial condition of ACT and its Subsidiaries as at December 31, 1998 and the results of the operations of ACT and its Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. The consolidated balance sheet of ACT and its Subsidiaries for the Fiscal Quarter ended June 30, 1999, and the related consolidated statements of income, cash flows and stockholders' equity of ACT and its Subsidiaries for the Fiscal Quarter then ended, copies of which have been furnished to each of the Initial Lenders, are complete and correct and fairly present the financial condition of ACT and its Subsidiaries as at June 30, 1999 and the results of the operations of ACT and its Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. The consolidated balance sheet of CMC and its Subsidiaries as at July 31, 1998 and the related consolidated statements of income, cash flows and stockholders' equity of CMC and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have been furnished to each of the Initial Lenders, are complete and correct and fairly present the financial condition of CMC and its Subsidiaries as at July 31, 1998 and the results of operations of CMC and its Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. The consolidated balance sheet of CMC and its Subsidiaries for the Fiscal Quarter ended April 30, 1999, and the related consolidated statements of income, cash flows and stockholders' equity of CMC and its Subsidiaries for the Fiscal Quarter then ended, copies of which have been furnished to each of the Initial Lenders, are complete and correct and fairly present the financial condition of CMC and its Subsidiaries as at April 30, 1999 and the results of the operations of CMC and its Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. No information, exhibit or report furnished by any Borrower to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein in the light of the circumstances in which it was made not materially misleading. Since December 31, 1998, there has been no material adverse change in the condition (financial or otherwise), business or operations of ACT and its Subsidiaries taken as a whole. Since April 30, 1999, there has been no material adverse change in the condition (financial or otherwise), business or operations of CMC and its Subsidiaries taken as a whole.

      Section 5.06. Ownership and Liens. The Borrowers and their Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in ss. 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrowers or any of their Subsidiaries (excluding any of its leasehold interests) is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder or as listed in Schedule 5.06 hereto.

      Section 5.07. Existing Indebtedness. None of the Borrowers nor any of their Subsidiaries owes Indebtedness as of the Effective Date for borrowed money or under any title retention agreements (including conditional sale contracts and Capital Leases) except as listed on Schedule 5.07 hereto.

      Section 5.08. Taxes. The Borrowers and each of their Subsidiaries have filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except for such taxes which are not material in amount and are being contested by the Borrowers in good faith in appropriate proceedings. The federal income tax liability of ACT and its Subsidiaries has been audited by the Internal Revenue Service through ACT's Fiscal Year ending December 31, 1994, and no tax issues relating to tax audits prior to such date are outstanding. The federal income tax liability of CMC and its Subsidiaries has been audited by the Internal Revenue Service through CMC's Fiscal Year ending July 31, 1997, and no tax issues relating to tax audits prior to such date are outstanding.

      Section 5.09. ERISA. The Borrowers and their Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Borrowers nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrowers and each of their ERISA Affiliates have met all minimum funding requirements under ERISA with respect to all of their Plans and there are no Unfunded Vested Liabilities in excess of $250,000; and none of the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in excess of $250,000.

      Section 5.10. Subsidiaries and Affiliates. As of the Effective Date, the Borrowers have no Subsidiaries and no corporate Affiliates except as set forth on Schedule 5.10 hereto.

      Section 5.11. Operation of Business. The Borrowers and each of their Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers nor any of their Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect.

      Section 5.12. No Default on Outstanding Judgments or Orders. The Borrowers and each of their Subsidiaries have satisfied all judgments and none of the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except for judgments which are not material in amount and are being contested in good faith by the Borrowers in appropriate proceedings.

      Section 5.13. No Defaults on Other Agreements. None of the Borrowers nor any of their Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any of their Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

      Section 5.14. Labor Disputes and Acts of God. Neither the business nor the properties of any Borrower or of any of Subsidiary have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which materially and adversely affects such business or properties or the operations of the Borrowers and their Subsidiaries taken as a whole.

      Section 5.15. Investment Company Act. None of the Borrowers nor any of their Subsidiaries is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

      Section 5.16. Environmental Matters. Except as set forth on Schedule 5.16 hereto, no real property currently or previously owned or leased by the Borrowers or any of their Subsidiaries is in violation of any Environmental Laws, no Hazardous Materials are present on said real property other than Hazardous Materials used, generated, treated, stored, disposed of or otherwise introduced compliance with all applicable Environmental Laws. Except as set forth on Schedule 5.16 hereto, none of the Borrowers nor any of their Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party or potentially responsible party for any liability under any Environmental Laws.

      Section 5.17. Regulation U. None of the Borrowers nor any of their Subsidiaries owns, directly or indirectly any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as supplemented from time to time). The proceeds of the Loans are not being used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock".

      Section 5.18. No Guaranties or Indemnities. Except as set forth on
Schedule 5.07 hereto, none of the Borrowers nor any of their Subsidiaries is obligated on any Guaranty or any indemnification of any kind for the debts, liabilities or obligations of any Person, including without limitation any Affiliate, other than indemnities and hold harmless provisions entered into in favor of customers, bonding agencies and sureties in the ordinary course of business.

                        ARTICLE 6. AFFIRMATIVE COVENANTS

      So long as any of the Loans or Letters of Credit remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers shall:

      Section 6.01. Maintenance of Existence. Except as permitted by ss. 7.03, preserve and maintain, and cause each of their Subsidiaries to preserve and maintain, its legal existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign organization in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      Section 6.02. Conduct of Business. Continue, and cause each of their Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

      Section 6.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of their Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 6.04. Maintenance of Records; Fiscal Year. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and their Subsidiaries. To enable the ready and consistent determination of compliance with the covenants set forth in Article 8 of this Agreement, each of the Borrowers shall maintain, and shall cause each of their Subsidiaries (including each Foreign Subsidiary) to maintain, December 31st of each year as the end of such Borrower's or such Subsidiary's Fiscal Year.

      Section 6.05. Maintenance of Insurance. Maintain, and cause each of their Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Agent deems appropriate. The Agent will be named "Lender's Loss Payable" and/or "Additional Named Insured," as appropriate, on all insurance policies.

      Section 6.06. Compliance with Laws. Comply, and cause each of their Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including ERISA and Environmental Laws), such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent, except for such taxes, assessments, and governmental charges which are not material in amount and which are being contested by the Borrowers in appropriate proceedings.

      Section 6.07. Right of Inspection. At any reasonable time and from time to time during regular business hours and upon reasonable prior notice (except that no such prior notice shall be required after the occurrence and during the continuance of a Default), permit the Agent or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and the Borrowers hereby give to the Agent and to any of its agents or representatives the Borrowers' irrevocable permission to discuss to the extent necessary the affairs, finances and accounts of the Borrowers and any of their Subsidiaries with the

Borrowers' or their Subsidiaries' respective officers and directors and the Borrowers' independent accountants.

      Section 6.08. Reporting Requirements. Furnish to the Agent which shall in turn furnish to each of the Lenders:

            (a) As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of income, cash flows and stockholders' equity of the Borrowers and their Subsidiaries for such Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP, and as to the consolidated statements, accompanied by an opinion thereon by Deloitte & Touche LLP or other independent accountants of national standing selected by the Borrowers and reasonably acceptable to Agent, which opinion shall not be qualified by reason of audit limitations imposed by the Borrowers.

            (b) As soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrowers (including the Fiscal Quarter ending December 31 of each Fiscal Year), consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income, and cash flows of the Borrowers and their Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Quarter, and all prepared in accordance with GAAP and certified by the chief financial officer, the treasurer or the corporate controller of ACT (subject to year-end adjustments and the absence of footnotes);

            (c) As soon as available and in any event within 30 days after the end of each Fiscal Month of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such Fiscal Month and consolidated and consolidating statements of income, and cash flows of the Borrowers and their Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date in the current Fiscal Year, and all prepared in accordance with GAAP and certified by the chief financial officer, the treasurer or the corporate controller of ACT (subject to year-end adjustments and the absence of footnotes);

            (d) Simultaneously with the delivery of the financial statements referred to above for each Fiscal Year and each Fiscal Quarter of the Borrowers, a certificate of the chief financial officer, the treasurer or the corporate controller of ACT in substantially the form of Exhibit I hereto (a "Compliance Certificate") (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations set forth in reasonable detail satisfactory to the Lenders which demonstrate compliance with the covenants contained in Article 8, (iii) with a schedule listing all Liens of which they have knowledge on the assets of the Borrowers and their Subsidiaries which are in addition to those in favor of the Agent and Lenders or those listed on Schedule 5.16 hereto; and (iv) with a schedule listing all environmental matters of the type described in ss. 5.16 which are in addition to those listed on Schedule 5.16 hereto if the aggregate amount of all liabilities, losses, damages, costs and expenses of such additional environmental matters, including but not limited to clean-up or remediation costs, is estimated to exceed an aggregate amount of $250,000;

            (e) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against any of the Borrowers or any of their Subsidiaries which, if determined adversely to the Borrowers or their Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

            (f) As soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default that becomes known to a responsible officer of any Borrower, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

            (g) Promptly after the receiving thereof, copies of all reports and notices which the Borrowers or any of their Subsidiaries receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within 10 days after the Borrowers or any of their Subsidiaries know or have reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrowers or any of their Subsidiaries have instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrowers will deliver to each of the Lenders a certificate of the chief financial officer, the treasurer or the corporate controller of ACT setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrowers propose to take with respect thereto;

            (h) Within 90 days of the end of each Fiscal Year, a forecast of the balance sheet, income statement and statement of cash flows for the then current Fiscal Year of the Borrowers and their Subsidiaries in a form reasonably acceptable to the Agent and prepared by management in accordance with GAAP; and

            (i) Such other information respecting the condition or operations, financial or otherwise, of the Borrowers or any of their Subsidiaries as the Agent at the request of any Lender may from time to time reasonably request.

      Section 6.09. Special Periodic Reports. The Borrowers shall execute and deliver to the Agent the following documents compiled as of the last day of the applicable fiscal period, and the Borrowers acknowledge that the Agent and the Lenders will rely on such documents in making loans hereunder:

            (a) Weekly, by the Monday of the following week, Weekly Collateral Certificate in substantially the form of Exhibit C annexed hereto; and

            (b) Monthly, by the 10th day of the following month:

                  (i) a declaration or statement of: (A) inventory levels, (B) Accounts (identifying both Qualified Accounts and ineligible Accounts),
      (C) sales, (D) aging of Accounts, (E) aging of accounts payable, (F) order backlog, (G) approval or comments on the loan reconciliation provided to the Borrowers by the Agent, and (H) an accounts receivable reconciliation; all as of the prior month end and certified by the chief financial officer of the Borrower on forms reasonably acceptable to Chase;

                  (ii) a Monthly Borrowing Base Certificate in substantially the form of Exhibit D annexed hereto; and

                  (iii) a summary report of the Borrowers' daily inventory cycle counts for the prior month.

            (c) At the Agent's reasonable request, and within ten (10) days of any such request, certified true copies of customer's invoices, or the equivalent, and the original shipping or delivery receipts for all merchandise sold; and

            (d) At the Agent's reasonable request, and within a reasonable time period, certified true copies of all contracts, security agreements, mortgages and other documents executed by the customers in connection with all merchandise sold and any other information, reports, reconciliations, Account debtor's addresses or documents the Agent may call upon the Borrowers to submit from time to time.

The failure by the Agent or the Lenders to request any or all of the foregoing or the failure of the Borrowers to perform the same shall not affect the security interest of the Agent or the Lenders in or rights to any of the Collateral. The pledge and assignment of each Account under the Security Agreement shall constitute and be a transaction separate from and independent of each other, but all such transactions shall be subject to and governed by each and every one of the terms and provisions of this Agreement.

      Section 6.10. Reports on Disputes and Federal Contracts. The Borrowers shall notify the Agent:

            (a) within thirty days of the occurrence of any material dispute or claim involving Accounts in the amount of $100,000 for any one Account or $250,000 in the aggregate for all Accounts; and

            (b) immediately in writing of each Account which arises out of contracts with the United States of America or any department, agency, or instrumentality thereof.

      Section 6.11. Physical Inventories, Equipment Appraisals and Field Audits.

            (a) The Borrowers shall conduct a physical examination of their inventory not less than twice each Fiscal Year. The Borrowers shall permit the Agent's representatives to be present at any and all such inventory examinations if the Agent so requests. Upon completion of each such inventory examination, the Borrowers shall deliver to the Agent an inventory reconciliation setting forth, with respect to each category of inventory at each location, the differences between the results of such inventory examination and the inventory amounts shown on the Borrowers' general ledger.

            (b) The Agent may, at the request of the Required Lenders, require a valuation appraisal to be made from time to time of the Borrowers' and their Subsidiaries' inventory and/or equipment and for this purpose the Agent may hire an outside appraiser of its choice or use the Agent's personnel. In either case, the Borrowers shall reimburse the Agent for the reasonable costs and expenses of each such appraisal. The Borrowers will permit the Agent to conduct field audit examinations of the Borrowers' and their Subsidiaries' assets, liabilities, books and records twice every Fiscal Year; provided further that the Borrowers will permit the Agent to conduct such examinations at any time and with any reasonable frequency upon the occurrence and during the continuance of a Default. The Borrowers will reimburse the Agent for the expense of each field audit examination at the rate of $750 per person per day, plus out-of-pocket expenses. In connection with such field audits, the Borrowers will permit the Agent to make test verifications of the Accounts with the Borrowers' and their Subsidiaries' customers.

      Section 6.12. Cooperation and Further Assurance. At all times until the Loans are repaid in full, the Borrowers shall, and shall cause each of their Subsidiaries to, cooperate with the Agent and the Lenders to effectuate the intent and purposes of the Facility Documents. Without limiting the foregoing, the Borrowers agree to execute and deliver any financing statements or other instruments and do such other acts and things, as Agent may reasonably deem necessary or advisable to effectuate the intent and purposes of this Agreement, and shall cause their Subsidiaries to do likewise.

      Section 6.13. Deposits Into Collateral Account. The Borrowers shall remit immediately to the Agent upon receipt, and shall hold in trust for the Agent and the Lenders until so remitted, any and all moneys received from any source for deposit into the Collateral Account, including without limitation any proceeds from any equity investment or extraordinary transaction.

      Section 6.14. Lock Box Operation. The Borrowers shall at all times cause their account debtors to make all payments directly to the Agent pursuant to the Lock Box Agreements.

      Section 6.15. Year 2000 Compliance. Not later than August 31, 1999, the Borrowers and their Subsidiaries shall have taken all actions necessary to assure that their computer-based systems are able to effectively process data, including dates, on and after each of September 9, 1999, and January 1, 2000. The Borrowers and their Subsidiaries shall promptly notify the Agent in writing
(i) in the event of any potential "Year 2000 Problem" (as hereinafter defined) and (ii) in the event the Borrowers or any of their Subsidiaries believe that the requirement specified in the first sentence of this ss. 6.15 has not been met or is not likely to be met by August 31, 1999. Such written notice shall specify and describe in detail the nature of the Year 2000 Problem, or reason for actual or anticipated failure to satisfy the requirements set forth in this ss. 6.15, as the case may be, including a description of the equipment or systems involved, the event causing such Year 2000 Problem or actual or anticipated failure and the Borrower's plan to address such Year 2000 problem or actual or anticipated failure. For purposes of this ss. 6.15, the term "Year 2000 Problem" means any significant risk that computer hardware or software used in the business or operations of the Borrowers and their Subsidiaries will not in the case of any dates or time periods occurring after each of September 9, 1999 and December 31, 1999 function at least as effectively as in the case of dates or times occurring prior to such dates.

                          ARTICLE 7. NEGATIVE COVENANTS

      So long as any of the Loans or Letters of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment under this Agreement, each of the Borrowers covenants and agrees that it shall not (unless waived in accordance with the provisions of ss. 12.01 hereof):

      Section 7.01. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of any Subsidiary, receivables and leasehold interests); except: (a) for inventory disposed of, or other assets consumed, in the ordinary course of business; (b) any sale, lease, assignment or other transfer by a Subsidiary of its assets to any Borrower or to the Subsidiary Guarantor; (c) any sale or other disposition of shares of capital stock of, or indebtedness owing from, Cortelco Systems, Inc.; (d) any sale or other disposition of assets no longer used or useful in the conduct of its business; and (e) any other sale, lease, assignment, or other transfer of assets by any Borrower or any Subsidiary provided that the aggregate value of such assets, together with all assets of the type described in clause
(d) above shall not exceed $500,000 during any fiscal year.

      Section 7.02. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under ss. 7.03, or permit any such Subsidiary to issue any additional share of its capital stock, except (a) directors' qualifying shares, and (b) the issuance of shares by any Subsidiary to any Borrower or to the Subsidiary Guarantor.

      Section 7.03. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary to do so, except that: (a) any Wholly-Owned Subsidiary may merge into any Borrower (so long as such Borrower is the surviving corporation) or transfer assets to any Borrower; and (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

      Section 7.04. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrowers, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrowers or another Subsidiary, except that: (a) ACT may declare and deliver dividends and make distributions payable solely in common stock of ACT; (b) ACT may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (c) ACT may purchase or otherwise acquire shares of its capital stock from employees or directors in connection with the termination of their employment or affiliation with ACT provided that the aggregate cash consideration paid by ACT to all such employees and directors for such shares does not exceed $500,000 during any fiscal year.

      Section 7.05. Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (a) Liens in favor of the Agent on behalf of the Lenders securing the Loans hereunder;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

            (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (f) Judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (g) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (h) Liens in existence on the Effective Date and listed on Schedule
5.06 hereto; or

            (i) Liens consisting only of purchase money security interests securing purchase money indebtedness of the Borrowers or their Subsidiaries or related to leases of equipment, provided that the Borrowers shall be in compliance with Article 8 of this Agreement after giving effect to such transactions.

      Section 7.06. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, or permit any Subsidiary to enter into any such transaction, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of any Borrower's or any Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided further, however, that none of the Borrowers nor any of their Subsidiaries shall make any loan, Guaranty or indemnification of any kind to or on behalf of any Affiliate other than (a) loans and capital contributions constituting Foreign Intercompany Equity and Foreign Intercompany Indebtedness (i) in an aggregate outstanding amount with respect to Advanced Component Technologies Limited and CMC Industries, Inc. Taiwan Branch (U.S.A.) not in excess of $7,000,000 at any time and (ii) in an aggregate outstanding amount with respect to the Mexican Subsidiaries not in excess of the Mexican Subsidiaries Intercompany Cap Amount at such time, and (b) Guaranties of the Obligations.

      Section 7.07. Hazardous Materials; Indemnification. Use, generate, treat, store, dispose of or otherwise introduce, or permit any Subsidiary to use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any real property owned or leased by any of them and will not cause, suffer, allow or permit anyone else to do so, except in compliance with all applicable Environmental Laws. The Borrowers hereby jointly and severally agree to indemnify, reimburse, defend and hold harmless the Lenders and their directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Borrowers or any Subsidiary or any business conducted thereon.

      Section 7.08. Acquisitions. Make or permit any Subsidiary to make any Acquisition, other than Permitted Acquisitions.

      Section 7.09. Subsidiaries. Create any Subsidiary after the date hereof unless the Borrowers shall (a) have obtained the Agent's prior written consent, and (b) as soon as possible but in any case not later than fifteen (15) days subsequent to the creation of such Subsidiary, cause such Subsidiary (other than a Foreign Subsidiary) to execute and deliver to the Agent a Loan Guaranty in form satisfactory to the Agent and Security Documents in substantially the same form as the Security Documents executed concurrently herewith, together with all supporting documentation in such form as the Lenders may reasonably require, including a favorable opinion of counsel to such Subsidiary in respect of such Loan Guaranty and Security Documents.

      Section 7.10. Certain Investments. Make after the date of this Agreement any loans, advances (excluding advances for travel and entertainment in the ordinary course of business, and other ordinary course business advances and loans to employees) or investments of any kind in or make any distributions of cash or other assets of any kind to any other Person, except that the Borrowers may make loans and equity contributions to the Foreign Subsidiaries to enable them to meet their working capital needs, provided that (a) the aggregate outstanding amount of all Foreign Intercompany Equity and Foreign Intercompany Indebtedness with respect to Advanced Component Technologies Limited and CMC Industries, Inc. Taiwan Branch (U.S.A.) shall not exceed $7,000,000 at any time,
(b) the aggregate outstanding amount of all Foreign Intercompany Equity and Foreign Intercompany Indebtedness with respect to the Mexican Subsidiaries shall not exceed the Mexican Subsidiaries Intercompany Cap Amount at such time, and
(c) all Foreign Intercompany Indebtedness is evidenced by documentation acceptable to the Agent, and all rights and interests of the Borrowers in respect of such Foreign Intercompany Indebtedness are assigned to the Agent.

      Section 7.11. Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Borrowers under this Agreement or the Notes;

            (b) Capitalized Leases and purchase money Indebtedness, provided that the Borrowers shall be in compliance with Section 7.15 and Article 8 of this Agreement after giving effect to such transactions;

            (c) Subordinated Indebtedness;

            (d) Foreign Intercompany Indebtedness;

            (e) Receivables factoring/working capital Indebtedness of Advanced Component Technologies Limited in an aggregate amount not in excess of $3,000,000; and

            (f) Trade debt incurred in the ordinary course of business.

      Section 7.12. Guarantees, Etc. Except as set forth in ss. 5.17 or otherwise expressly permitted by ss. 7.06 assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) guarantees by any Subsidiary of Indebtedness of the Borrowers permitted hereunder, and (c) guarantees by ACT of Indebtedness of Advanced Component Technologies Limited permitted under ss. 7.11(e).

      Section 7.13. Subordinated Indebtedness. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make, or permit any Subsidiary to do any of the foregoing in respect of any voluntary payment or prepayment of the principal of or interest on, or other amount owing in respect of, any Subordinated Indebtedness.

      Section 7.14. Restrictive Agreements. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Agent or the Lenders, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or the ability of the Subsidiary Guarantor to Guarantee Indebtedness of the Borrowers; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, and (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted to be incurred by the Borrowers or their Subsidiaries under the terms of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

      Section 7.15. Capital Expenditures. Make, directly or indirectly, any Capital Expenditures or permit any Subsidiary to do so, if immediately after giving effect to any such action the aggregate amount of Capital Expenditures on a consolidated basis for the Borrowers and their Subsidiaries (including, without limitation, all Capital Expenditures of the Mexican Subsidiaries) shall exceed the following amounts in the referenced Fiscal Year:

              Fiscal Year Ending                 Amount
              ------------------                 ------
              December 31, 1999 (last 5 months)  $4,000,000
              December 31, 2000                  $8,000,000
              December 31, 2001                  $8,000,000
              December 31, 2002                  $8,000,000
              December 31, 2003                  $8,000,000
              December 31, 2004                  $8,000,000

provided, however, that the maximum amount of Capital Expenditures during any Fiscal Year after the Fiscal Year ending December 31, 1999 may be increased by an amount equal to fifty percent (50%) of the amount by which the limitation set forth in the foregoing table for the immediately preceding Fiscal Year exceeds the actual amount expended in that preceding Fiscal Year.

      Section 7.16. Foreign Exchange Obligations. Enter into, or permit any Subsidiary to enter into any foreign exchange contract or foreign exchange agreement if, immediately after giving effect thereto, either (a) the aggregate Foreign Exchange Obligations of the Borrowers and their Subsidiaries would exceed $3,000,000, or (b) the Foreign Exchange Exposure of the Borrowers and their Subsidiaries would exceed $450,000.

                         ARTICLE 8. FINANCIAL COVENANTS

      So long as any of the Notes shall remain unpaid or any Lender shall have any Revolving Credit Commitment under this Agreement:

      Section 8.01 Fixed Charge Coverage Ratio. The Borrowers shall maintain a Fixed Charge Coverage Ratio at or above the following minimum levels for the following fiscal periods measured at the end of each such period:

         Fiscal Period                                     Minimum Ratio
         -------------                                     -------------

         Two Months ended September 30, 1999                 1.00 to 1
         Five Months ended December 31, 1999                 1.75 to 1
         Eight Months ended March 31, 2000                   2.00 to 1
         Eleven Months ended June 30, 2000                   2.00 to 1
         Four Quarters ended September 30, 2000              2.00 to 1
         Four Quarters ended December 31, 2000 and           2.00 to 1
         each period of Four Quarters thereafter
         ending as of the last day of each Fiscal
         Quarter thereafter

      Section 8.02. TFD to EBITDA - Unfunded Capex Ratio. The Borrowers shall maintain a TFD to EBITDA - Unfunded Capex Ratio at or below the following maximum levels measured at the following dates for the period of four consecutive fiscal quarters then ended:

         Measurement Date                           Maximum Ratio
         ----------------                           -------------

         September 30, 2000                           2.50 to 1
         December 31, 2000                            2.50 to 1
         March 31, 2001                               2.50 to 1
         June 30, 2001                                2.50 to 1
         September 30, 2001                           2.50 to 1
         December 31, 2001 and                        2.25 to 1
         at the end of each Fiscal
         Quarter thereafter

      Section 8.03. Interest Coverage Ratio. The Borrowers shall maintain an Interest Coverage Ratio at or above the following minimum levels for the following fiscal periods measured at the end of each such period:

         Fiscal Period                                     Minimum Ratio
         -------------                                     -------------

         Two Months ended September 30, 1999                 3.00 to 1
         Five Months ended December 31, 1999                 3.00 to 1
         Eight Months ended March 31, 2000                   3.00 to 1
         Eleven Months ended June 30, 2000                   3.00 to 1
         Four Quarters ended September 30, 2000              3.00 to 1
         Four Quarters ended December 31, 2000 and           3.00 to 1
         each period of Four Quarters thereafter
         ending as of the last day of each Fiscal
         Quarter thereafter

                          ARTICLE 9. EVENTS OF DEFAULT

      Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

            (a) The Borrowers shall fail to pay any principal of or interest on the Loans, or any fee or other amount due hereunder within five Banking Days of the due date thereof;

            (b) Any representation or warranty made or deemed made by the Borrowers or any of their Subsidiaries in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) The Borrowers or any of their Subsidiaries shall fail to perform or observe (i) any of the covenants set forth in Article 8 as of the dates set forth therein, or (ii) any term, covenant or agreement contained in this Agreement or fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this ss.9.01) in any other Facility Document, and, in the case of this clause (ii), such failure shall continue for 15 consecutive days after notice of such failure shall have been made to the Borrowers by the Agent at the request of the Required Lenders;

            (d) Any Borrower or any Subsidiary shall: (i) fail to pay any Funded Indebtedness singly or in the aggregate exceeding $500,000, including but not limited to Indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrowers or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Funded Indebtedness, when required to be performed or observed, if the effect of such failure to pay, perform or observe is to accelerate the maturity of such Funded Indebtedness (or, after the giving of applicable notice or passage of time, or both, to permit the acceleration of the maturity of such Funded Indebtedness); and in either case, such failure shall continue for more than ten days, whether or not the holder of such Funded Indebtedness shall accelerate the payment of such Funded Indebtedness, or any such Funded Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

            (e) Any Borrower or any Subsidiary: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 45 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 45 days or more;

            (f) One or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Borrower or any Subsidiary and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (g) Any of the following events shall occur or exist with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; or (ii) any Reportable Event shall occur with respect to any Plan; or
(iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; or (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or
(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $250,000;

            (h) After the date hereof, any Person who does not now possess Control of ACT shall acquire Control of ACT, alone or together with its Affiliates, by stock purchase, tender offer or otherwise, other than transfers of the capital stock of ACT which shall occur by operation of law;

            (i) The Security Documents shall at any time or for any reason cease: (i) to create a valid and perfected security interest or lien in and to the property purported to be subject to the same for any reason other than the failure of the secured parties thereunder to continue any UCC-1 Financing Statement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligations to the secured parties thereunder;

            (j) The Facility Documents shall at any time or for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary, or any Borrower or any Subsidiary shall deny it has any further liability or obligations thereunder;

            (k) There shall occur on or after September 9, 1999, any Year 2000 Problem, and such Year 2000 Problem shall not be corrected within 3 Banking Days; or

            (l) The Agent shall have reasonably determined that an event or condition has occurred which has had a Material Adverse Effect.

      Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by a written notice to the Borrowers: (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement and the Loans to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in ss. 9.01(e) above, the Revolving Credit Commitments shall be immediately terminated, and the Loans, all interest thereon and all other amounts payable under this Agreement and the Notes shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. Further, upon the occurrence and during the continuance of an Event of Default, the Agent, acting on behalf of and at the direction of the Required Lenders (and subject to the provisions of ss. 11.17), may then exercise any and all rights and remedies available under the Facility Documents or at law or in equity.

                              ARTICLE 10. GUARANTY

      Section 10.01. The Guarantee. The Subsidiary Guarantor, and each other Person who may from time to time become a Guarantor hereunder, hereby jointly and severally guarantees to each Lender and the Agent and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the

Lenders to the Borrowers, all fees and other amounts from time to time owing from the Borrowers to the Lenders hereunder, and all other Obligations of the Borrowers and each of their Subsidiaries under the Facility Documents (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantor and each other Guarantor hereby further agrees that if the Borrowers or any Subsidiary shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor and each such other Guarantor shall promptly pay the same upon demand therefor by the Agent or the Lenders, without any further demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      Section 10.02. Obligations Unconditional. The obligations of the Subsidiary Guarantor and each other Guarantor under ss. 10.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Facility Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this ss. 10.02 that the obligations of the Subsidiary Guarantor and each other Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the extent permitted by applicable law, alter or impair the liability of the Subsidiary Guarantor and each other Guarantor under this
Article 10 which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to the Subsidiary Guarantor or any of the other Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions hereof or of the other Facility Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (d) any lien or security interest granted to, or in favor of, the Agent or the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantor and each other Guarantor hereby expressly waive, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against the Borrowers hereunder or under the other Facility Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

      Section 10.03. Reinstatement. The obligations of the Subsidiary Guarantor and of each other Guarantor under this Article 10 shall be automatically reinstated if and to the extent that for any reason any payment in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor and each other Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      Section 10.04. Subrogation. Unless and until all of the Loans have been repaid in full and the Revolving Credit Commitments have been irrevocably terminated, neither the Subsidiary Guarantor nor any other Guarantor shall have any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 10.

      Section 10.05. Remedies. The Subsidiary Guarantor and each other Guarantor agrees that, as between the Subsidiary Guarantor or such other Guarantor and the Lenders, the obligations of the Borrowers hereunder may be declared to be forthwith due and payable as provided in ss. 9.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in ss. 9.01) for purposes of ss. 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Subsidiary Guarantor and such other Guarantor for purposes of ss. 10.01.

      Section 10.06. Instrument for the Payment of Money. The Subsidiary Guarantor and each other Guarantor hereby acknowledges that the guarantee in this Article 10 constitutes an instrument for the payment of money, and consents and agrees that the Agent and the Lenders, in the event of a dispute by the Subsidiary Guarantor or any other Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

      Section 10.07. Continuing Guarantee. The guarantee in this Article 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

      Section 10.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor or any other Guarantor under ss. 10.01 would otherwise, taking into account the provisions of ss. 10.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under ss. 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, any other Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

           ARTICLE 11. THE AGENT; RELATIONS AMONG LENDERS AND BORROWER

      Section 11.01. Appointment, Powers and Immunities of Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to ss. 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer or official of the Borrowers or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans, or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      Section 11.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan.

      Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to ss. 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

      Section 11.04. Rights of Agent as a Lender. With respect to any Revolving Credit Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers (and any of their Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrowers, their Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

      Section 11.05. Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed under ss. 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under ss. 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Lenders (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under ss. 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

      Section 11.06. Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

      Section 11.07. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

      Section 11.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under ss. 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 11.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Lenders; provided that the Borrowers and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

      Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrowers on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrowers to perform their obligations hereunder or under any other Facility Document. The Agent shall have no liability to the Borrowers or to any Lender by reason of any error in the computation of the Borrowing Base.

      Section 11.12. Transfer of Agency Function. Without the consent of the Borrowers or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrowers and the Lenders thereof.

      Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrowers (any such party as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers are to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and if such recipients are the Borrowers and the Payor Lender fails to pay the amount thereof to the Agent upon demand, the Borrowers) shall, on demand, repay to the Agent the amount made available to the Borrowers together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period; provided further that as used in this ss. 11.13, "Required Payment" does not include any amounts due from a Lender to the Agent which are to be settled on the next Settlement Date pursuant to ss. 2.14, but "Required Payment" shall include as of each Settlement Date any amounts due from a Lender to the Agent as part of the Settlement Amount to be paid on such Settlement Date pursuant to ss. 2.14.


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

      Section 11.14. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

      Section 11.15. Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 11.16. Pro Rata Treatment of Loans, Etc.

            (a) Each Lender shall at all times maintain a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments, Revolving Credit Loans and Term Loans. The Revolving Credit Commitment Percentage of each Lender and the Term Loan Percentage of each Lender shall be equivalent at all times.

            (b) Except to the extent otherwise provided, (i) each borrowing under ss. 2.02 shall be made from the Lenders and each payment of commitment fees accruing under ss. 2.15 shall be made for the account of the Lenders, pro rata according to the relative amounts of the Revolving Credit Commitments of each Lender, (ii) each prepayment and payment of principal of or interest on Revolving Credit Loans shall be made for the account of the Lenders, pro rata according to each Lender's proportionate share of the principal amount of all Revolving Credit Loans then outstanding, and (iii) each prepayment and payment of principal of or interest on the Term Loans shall be made for the account of the Lenders, pro rata according to each Lender's Term Loan Percentage.

            (c) If the Agent receives funds for application to the Obligations under the Facility Documents under circumstances for which the Facility Documents do not specify the Loans or other Obligations to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all Loans then outstanding, in repayment or prepayment of such of the outstanding Loans or other Obligations owed to such Lender, and for application to such principal installments, as the Agent shall direct.

      Section 11.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any receipt of proceeds from the Collateral Account), it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such

Lender, direct interests in) the Loans made by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

      Section 11.18. Enforcement of Facility Documents. After the Agent has received written notice from any Lender that an Event of Default has occurred and is continuing, the Agent shall, subject to the other provisions of this
Article 11 and to the terms of the Facility Documents (and subject to the rights, if any, of other persons holding liens on, security interests in or claims to the Collateral which are prior to those of the Security Agreement), take such steps toward collection or enforcement of any Facility Document and the Collateral (or any portion thereof), including without limitation an action to enforce the Security Agreements, as may be instructed in writing by the Required Lenders, provided, however, that in no event shall the Agent be required, and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to this Agreement (including without limitation this ss. 11.18) which, in the reasonable opinion of the Agent, would be contrary to law or to the terms of this Agreement or any Facility Document or would subject it or its officers, employees or directors to liability, unless and until the Agent shall be indemnified or tendered security to its satisfaction by the Lenders, ratably as provided in ss. 11.05 hereof, against any and all loss, cost, expense or liability in connection therewith, anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this ss. 11.18, the Agent shall not be required to take steps toward the collection of any amounts becoming payable upon any Collateral, or to take any action towards enforcing any Facility Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith. The foregoing provisions of this paragraph shall not be construed to limit the power of the Agent to take any action permitted under any Facility Document to be taken by the Agent, and the Agent may, in accordance with this agreement, take any aforesaid action without the receipt of indemnity or security or any request therefor and the taking of any such action shall not be construed as a waiver of any provision of this Agreement. Each Lender agrees with the other Lenders and the Agent that (i) such Lender will not take any action whatsoever to enforce any term or provision of any Facility Document or otherwise to realize the benefits of the Collateral, except through the Agent in accordance with this Agreement, and (ii) if the Required Lenders shall instruct the Agent pursuant to this ss. 11.18 to commence action to enforce any Facility Document, such Lender (a) shall not thereafter commence any proceeding of its own seeking payment of the Loans and/or any other Obligation held by such Lender so long as such enforcement action is ongoing, and (b) if such a proceeding shall be pending at the time such instructions are given to the Agent, shall promptly (but in no event later than the commencement of such enforcement action) cause such proceeding to be discontinued, provided that if such Lender shall fail to discontinue such proceeding, the Agent is hereby authorized and directed by such Lender and the other Lenders to commence and maintain such foreclosure action on behalf of such other Lenders (excluding such Lender) and any distribution of amounts required by this Agreement or the Facility Documents shall be made only to such other Lenders and/or the Agent as provided therein and, notwithstanding anything herein or in the Security Agreement to the contrary, such Lender shall not be entitled to share therein.

      Section 11.19. Borrowing Base Statements, Etc. The Agent shall provide to the Lenders and the Borrowers, within thirty (30) days after receipt of the Borrowers' reports required under ss. 6.09, a copy of the computations of the Borrowing Base made by the Agent on the basis of such reports in substantially the same format which has been furnished to the Lenders as of the date of this Agreement; provided, however, that the Agent shall not be liable to the Lenders for the accuracy of any information contained in such statements. The Agent shall provide to the Lenders each Borrowing Base Certificate promptly after receipt thereof from the Borrowers.

      Section 11.20. Overadvances. Notwithstanding anything to the contrary set forth herein, the Agent, in its sole discretion, may permit the aggregate amount of all Revolving Credit Obligations (including accrued interest and charges), all Letter of Credit Exposure, all Reimbursement Obligations, all Foreign Exchange Exposure and the Interest Rate Protection Reserve to exceed the Borrowing Base by such an amount (not in excess of $3,000,000) as shall be determined by the Agent, in the Agent's sole discretion, for such a period (not to exceed thirty (30) days during any twelve month period) as shall be determined by the Agent, in the Agent's sole discretion; provided that, in no event shall the aggregate amount of all Revolving Credit Obligations (including accrued interest and charges), all Letter of Credit Exposure, all Reimbursement Obligations, all Foreign Exchange Exposure and the Interest Rate Protection Reserve exceed the aggregate amount of the Revolving Credit Commitments without the prior consent of all of the Lenders.

                            ARTICLE 12. MISCELLANEOUS

      Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any of the other Facility Documents may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Lenders, or by the Borrowers and the Agent acting with the consent of the Required Lenders and any provision of this Agreement or the other Facility Documents for the benefit of the Required Lenders or the Agent may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders:
(a) increase or extend the term, or extend the time or waive any requirement for the termination, of the Revolving Credit Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) increase the percentages (or maximum amounts) of Qualified Accounts, Qualified Raw Material and Finished Goods Inventory or Qualified Excess Inventory included in the Borrowing Base, (e) release the Liens in favor of the Agent on any material portion of the Collateral (except that the Agent may release Liens in connection with asset sales permitted under ss. 2.05(d) and in connection with leases of equipment permitted under ss. 7.05(i)), (f) alter the terms of this ss. 12.01,
(g) amend the definition of the term "Required Lenders", or (h) waive any of the documentary conditions precedent set forth in ss. 4.01 hereof and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure by any party (Agent, any Lender or the Borrowers) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

      Section 12.03. Expenses. The Borrowers shall reimburse the Agent and the Lenders on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Lender and costs allocated by its respective internal legal departments, which shall include the internal legal department of the Lenders) incurred in connection with the transactions contemplated by this Agreement, including without limitation: (a) any such costs, expenses and advances incurred in the protection of its security interests (including but not limited to reasonable fees and out-of-pocket expenses incurred in perfection of, or checking the status of such security interests and examinations to determine the value of Accounts), (b) in the enforcement and collection of the Notes, the security interests created by the Security Documents, if any, made in connection herewith, including court costs; (c) the fees and expenses for services rendered in connection with this Agreement and the Facility Documents (including the preparation, execution and administration hereof and thereof, whether or not consummated); (d) the amount of any taxes which Agent may have been required to pay either by reason of any assessment made against it as to the assignee hereunder of any Collateral or to free any Collateral from a lien thereon; (e) the amount of any and all out-of-pocket expenses which Agent may incur in connection with the collection of any item deposited in the Controlled Disbursement Account or received by Agent in connection with any Collateral, together with interest on any of the above from the date of such expenditure to the date of repayment in full to Agent at the rate of interest payable on the Note; or (f) by the Agent or the Lenders subsequent to any Default in connection with the enforcement or work-out of the Loans, including the negotiation and preparation of any other agreements, instruments or documents pertaining to the Loans or any of the debts, liabilities or obligations of the Borrowers or their Subsidiaries under any of the Facility Documents. The Borrowers agree to indemnify the Agent and each Lender and their respective directors, officers, employees and agents (each, an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrowers or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party). At its option, Agent may charge such costs, expenses and amounts as a Revolving Credit Loan pursuant to this Agreement.

      Section 12.04. Survival. The obligations of the Borrowers under ss. 12.03 shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments.

      Section 12.05. Assignment; Participations.

            (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or an undivided portion of all of its Revolving Credit Commitment, Revolving Credit Loans and Term Loans and all Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, undivided percentage of all rights and obligations under and in respect of the Revolving Credit Commitments, Revolving Credit Loans and Term Loans; (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000; (iii) each such assignment shall be to an Eligible Assignee; (iv) no such assignments shall be permitted without the consent of the Agent and the Borrowers (not to be unreasonably withheld) except that if a Default or Event of Default shall have occurred and be continuing, the consent of the Borrowers shall not be required; and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under any Facility Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in ss.ss. 5.05 and 6.08(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at its address referred to in ss. 12.06 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Banking Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment and Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or any Term Loans hereunder, new Notes to the order of the assigning Lender in amounts equal to the Revolving Credit Commitment and Term Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of Exhibits A-1 and A-2 hereto, respectively.

            (f) Each Lender may sell participations to one or more Persons (other than the Borrowers or any of their Affiliates) in or to all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitments, Revolving Credit Loans or Term Loans and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Facility Document, or any consent to any departure by the Borrowers or any of their Subsidiaries therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral; and (vi) the identity of the participant shall have been approved by the Agent in writing to such Lender.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this ss. 12.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      Section 12.06. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      Section 12.07. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

      Section 12.08. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      Section 12.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 12.10. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

      Section 12.11. Incorporation By Reference; Conflicts. The rights and remedies of Agent and the Lenders under the other Facility Documents are incorporated herein by reference and the rights and remedies of the Agent and the Lenders under this Agreement and all of the terms of this Agreement, are likewise incorporated in the other Facility Documents by reference. In the case of any conflict between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern.

      Section 12.12. Jurisdiction, Venue and Service. For purposes of this Agreement, each of the Borrower hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the County of Monroe, State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, in connection with any action or proceeding arising out of, under or relating to this Agreement or the Facility Documents. At the option of the Agent, upon the instructions of the Required Lenders, the Borrowers may be joined in any action or proceeding commenced by the Agent or the Lenders against any Security Document Party in connection with or based on the Security Documents, and recovery may be had against the Borrowers in such action or proceeding or in any independent action or proceeding against the Borrowers, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against any Security Document Party. Each of the Borrowers hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Facility Document brought in any federal or state court located in the County of Monroe, State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 12.13.    Waiver of Jury Trial.

      EACH OF THE AGENT, THE LENDERS, THE SUBSIDIARY GUARANTOR AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENT, THE

LENDERS, THE SUBSIDIARY GUARANTOR AND THE BORROWERS WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENT, THE LENDERS, THE SUBSIDIARY GUARANTOR AND THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE FREELY MADE.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       BORROWERS:

                                       ACT MANUFACTURING, INC.


                                       By:      /s/ Jeffrey B. Lavin
                                          ---------------------------------
                                       Name:    Jeffrey B. Lavin
                                       Title:   Chief Financial Officer


                                       Address for Notices:

                                       ACT Manufacturing, Inc.
                                       2 Cabot Road
                                       Hudson, MA  01749
                                       Attn:  Chief Financial Officer
                                       Facsimile #:  978-567-4099


                                       CMC INDUSTRIES, INC.


                                       By:      /s/ Jeffrey B. Lavin
                                          ---------------------------------
                                       Name:    Jeffrey B. Lavin
                                       Title:   Chief Financial Officer


                                       Address for Notices:

                                       c/o ACT Manufacturing, Inc.
                                       2 Cabot Road
                                       Hudson, MA  01749
                                       Attn:  Chief Financial Officer
                                       Facsimile #:  978-567-4099

                                       SUBSIDIARY GUARANTOR:

                                       ACT MANUFACTURING SECURITIES
                                       CORPORATION


                                       By: /s/ John A. Pino
                                          ---------------------------------
                                       Name:    John A. Pino
                                       Title:   President


                                       Address for Notices:

                                       c/o ACT Manufacturing, Inc.
                                       2 Cabot Road
                                       Hudson, MA  01749
                                       Attn:  Chief Financial Officer
                                       Facsimile #:  978-567-4099

                                       AGENT:

                                       THE CHASE MANHATTAN BANK, as
                                       Administrative, Documentation,
                                       Collateral and Syndication Agent


                                       By:   /s/ Peter N. Langburd
                                          ---------------------------------
                                       Name:     Peter N. Langburd
                                       Title:    Vice President


                                       Address for Notices:

                                       The Chase Manhattan Bank
                                       Asset Based Lending
                                       One Chase Square
                                       Rochester, New York  14643
                                       Attn: ACT Manufacturing
                                             Account Representative
                                       Telecopier # 716-258-7440


                                       LENDERS:

                                       THE CHASE MANHATTAN BANK


                                       By:   /s/ Peter N. Langburd
                                          ---------------------------------
                                       Name:     Peter N. Langburd
                                       Title:    Vice President


                                       Address for Notices:

                                       The Chase Manhattan Bank
                                       200 Jericho Quadrangle
                                       Jericho, New York 11753
                                       Attn: ACT Manufacturing
                                             Account Representative
                                       Telecopier # 516-828-4658

                                       NATIONAL BANK OF CANADA


                                       By:    /s/ Tim Tobin
                                              ----------------------------
                                       Name:  Tim Tobin
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------


                                       By:    /s/ A. Keith Boyles
                                              ----------------------------
                                       Name:  A. Keith Boyles
                                              ----------------------------
                                       Title: Vice President & Manager
                                              ----------------------------


                                       Address for Notices:

                                       National Bank of Canada
                                       1 Federal Street, 27th Floor
                                       Boston, MA  02110
                                       Attn: Timothy R. Tobin, Vice
                                       President
                                       Telecopier # 617-350-7677

                                       IBJ WHITEHALL BUSINESS CREDIT
                                       CORPORATION


                                       By:    /s/ Bruce A. Kasper
                                              ----------------------------
                                       Name:  Bruce A. Kasper
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------

                                       Address for Notices:

                                       IBJ Whitehall Business Credit
                                       Corporation
                                       One State Street
                                       New York, NY  10004
                                       Attn: Bruce A. Kasper, Vice
                                       President
                                       Telecopier # 212-858-2151

                                       SOVEREIGN BANK


                                       By:    /s/ Joseph Becker
                                              ----------------------------
                                       Name:  Joseph Becker
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------


                                       Address for Notices:

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------
                                       Attn:
                                       Telecopier #

                                       FIRSTAR BANK, N.A.


                                       By:    /s/ Donald K. Mitchell
                                              ----------------------------
                                       Name:  Donald K. Mitchell
                                              ----------------------------
                                       Title: Vice President
                                              ----------------------------


                                       Address for Notices:

                                       425 Walnut Street, ML 9220
                                       P.O. Box 1038
                                       Cincinnati, OH 45201-1038
                                       Attn:  Steven C. Kieffnar
                                       Telecopier # 513-632-2040

                                       THE PROVIDENT BANK


                                       By:    /s/ Jose V. Garde
                                          ------------------------------
                                       Name:  Jose V. Garde
                                       Title: Vice President

                                       Address for Notices:

                                       The Provident Bank
                                       1 East Fourth Street
                                       249-A
                                       Cincinnati, OH  45202
                                       Attn: Jose Garde
                                       Telecopier # 513-639-1588